                                                Filed pursuant to Rule 424(b)(5)
                                                File No. 333-32105

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 12, 1997)

                                 $25,000,000
                       CORPORATE BOND-BACKED CERTIFICATES,

                               SERIES 1998-NSC-1

 (UNDERLYING SECURITIES WILL BE 7.90% NOTES DUE MAY 15, 2097 ISSUED BY NORFOLK
                             SOUTHERN CORPORATION)

     Each Corporate Bond-Backed Certificate, Series 1998-NSC-1 offered hereby (collectively, the 'Certificates') represents a beneficial interest in a trust (the 'Trust') formed pursuant to the Trust Agreement, dated as of February 25, 1998, between Lehman ABS Corporation (the 'Depositor') and The Bank of New York, as trustee (the 'Trustee'). The Certificates will be issued in two classes, Class A-1 and Class A-2, having the characteristics described herein.
     The principal assets of the Trust will be $25,000,000 aggregate principal amount of 7.90% Notes due May 15, 2097 (the 'Underlying Securities') issued by Norfolk Southern Corporation (the 'Company' or the 'Underlying Securities Issuer'), having the characteristics described herein under 'Description of the Underlying Securities.'
     Norfolk Southern Corporation is not participating in, and will not receive any proceeds in connection with, the offering of the Certificates, and is not an affiliate of the Depositor or any of its affiliates. The Underlying Securities were originally issued and sold as part of a public offering in May 1997, were acquired by an affiliate of the Depositor in the secondary market and will be deposited by the Depositor into the Trust for the benefit of the Certificateholders.
     The holders of the Class A-1 Certificates (the 'Class A-1 Certificateholders') will be entitled to receive, on May 15 and November 15 of each year (or if such date is not a Business Day (as defined herein), the next succeeding Business Day) (each a 'Distribution Date'), commencing May 15, 1998 and ending on the Final Scheduled Distribution Date (as defined below), as and if interest is received on the Underlying Securities, interest distributions at a rate of 6.50% per annum on the outstanding principal amount of the Class A-1 Certificates. The Class A-1 Certificates will amortize on each Distribution Date on a level yield basis. The holders of the Class A-2 Certificates (the 'Class A-2 Certificateholders' and, together with the Class A-1 Certificateholders, the 'Certificateholders') will not be entitled to distributions of interest. On November 15, 2017 (the 'Final Scheduled Distribution Date'), the Class A-2 Certificateholders will be entitled to a distribution of all Underlying Securities held by the Trust as of such date. All distributions of interest and principal (in the case of the Class A-1 Certificates) or Underlying Securities (in the case of the Class A-2 Certificates) will be made on a pro rata basis to the Certificateholders of each respective class. It is a condition to the issuance of the Certificates that the Certificates have ratings assigned by Moody's Investors Service, Inc. ('Moody's') and by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ('S&P'), equivalent to the ratings of the Underlying Securities, which, as of the date of this Prospectus Supplement, were

'Baa1' by Moody's and 'BBB+' by S&P.
     The Class A-1 and Class A-2 Certificates have been authorized for listing, upon official notice of issuance, with the New York Stock Exchange ('NYSE').
     See 'Risk Factors' herein on pages S-11 and S-12, and in the Prospectus on pages 4 and 5.
                                                  (Cover continued on next page)
                               ------------------

 THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT
    OBLIGATIONS OF OR INTERESTS IN THE DEPOSITOR OR ANY OF ITS AFFILIATES.
         THE CERTIFICATES DO NOT REPRESENT A DIRECT OBLIGATION OF THE
                     UNDERLYING SECURITIES ISSUER OR ANY
                              OF ITS AFFILIATES.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
        ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  INITIAL
                 AGGREGATE          CERTIFICATE       FINAL SCHEDULED         CUSIP
  CLASS       PRINCIPAL AMOUNT     INTEREST RATE     DISTRIBUTION DATE        NUMBER
----------    ----------------     -------------     -----------------     ------------
Class A-1       $ 21,864,203(1)         6.50%(1)     November 15, 2017      21987H AN 5
Class A-2       $ 25,000,000             (2)         November 15, 2017      21987H AP 0

 ------------------

(1) The Class A-1 Certificateholders will be entitled to receive, on May 15 and November 15 of each year, commencing on May 15, 1998 and ending on the Final Scheduled Distribution Date, interest distributions at a rate of 6.50% per annum on the outstanding principal amount of the Class A-1 Certificates. The Class A-1 Certificates will amortize on each Distribution Date.

(2) The Class A-2 Certificateholders generally will not be entitled to distributions of interest or other cash distributions. On the Final Scheduled Distribution Date, the Class A-2 Certificateholders will be entitled to a distribution of all of the Underlying Securities then held by the Trust.
                               ------------------
     The Class A-1 and Class A-2 Certificates offered hereby will be purchased by Lehman Brothers Inc. (the 'Underwriter') from the Depositor and will be offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The combined maximum offering price of the Class A-1 and Class A-2 Certificates offered hereby will be $29,750,000. The aggregate proceeds to the Depositor from the sale of the Class A-1 and Class A-2 Certificates will be approximately $29,309,185, before deducting expenses payable by the Depositor, subject to the terms and conditions set forth in the Underwriting Agreement referred to herein under 'Method of Distribution.' For further information with respect to the plan of distribution and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see 'Method of Distribution.' The Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Certificates will be made in book-entry form through the facilities of The Depository Trust Company on February 25, 1998 (the 'Closing Date').
                               ------------------
                                 LEHMAN BROTHERS
February 24, 1998

(Cover page continued)

     As and to the extent described herein, collections received by the Trustee with respect to the Underlying Securities will be distributed to Certificateholders in the manner and priority described herein.

     There is currently no secondary market for the Certificates, and there can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. See 'Risk Factors' herein and in the Prospectus.

     The Certificates initially will be represented by certificates registered in the name of CEDE & Co., as nominee of The Depository Trust Company ('DTC'). The interests of beneficial owners of such Certificates will be represented by book entries on the records of participating members of DTC ('Participants'). Definitive certificates will be available for such Certificates only under the limited circumstances described herein. See 'Description of the Certificates--Definitive Certificates.'

                               ------------------

     THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL CONSTITUTE A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE DEPOSITOR PURSUANT TO ITS PROSPECTUS, DATED DECEMBER 12, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. IN PARTICULAR, INVESTORS SHOULD CONSIDER CAREFULLY THE FACTORS SET FORTH UNDER 'RISK FACTORS' IN THE PROSPECTUS AND IN THIS PROSPECTUS SUPPLEMENT.

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     SUMMARY

     The following summary of certain pertinent information does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus, including under the headings "Description of the Certificates," "Description of the Underlying Securities" and "Description of Deposited Assets and Credit Support." Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Defined Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus or the Prospectus for the Underlying Securities.

                                                     The Certificates

Certificates Offered.......................  The Corporate Bond-Backed Certificates, Series 1998-NSC-1 (the
                                              "Certificates"). The Certificates will be offered in two classes, Class
                                              A-1 and Class A-2, having the characteristics described herein. Each class of Certificates represents an undivided beneficial interest in certain distributions to be made by the Trust, and will be issued pursuant to the Trust Agreement (as defined below). The
                                              Underlying Securities will be the sole asset of the Trust from which
                                              Certificateholders will receive any distributions.

The Trust..................................  The Corporate Bond-Backed Certificates Series 1998-NSC-1 Trust
                                              (the "Trust"). The Trust will be formed pursuant to the Series
                                              Supplement, Series 1998-NSC-1 (the "Series Supplement"), which incorporates the Standard Terms for Trust Agreements (the
                                              "Standard Terms" and, together with the Series Supplement, the
                                              "Trust Agreement") by and between the Depositor and the Trustee.

Depositor..................................  Lehman ABS Corporation (the "Depositor"), an indirect wholly-owned subsidiary of Lehman Brothers Inc., will deposit the
                                              Underlying Securities into the Trust. See "The Depositor" in the
                                              Prospectus.

Trustee....................................  The Bank of New York. The Trustee will receive compensation at the rate set forth in the Trust Agreement, payable on each Distribution
                                              Date (the "Trustee Fee").

Closing Date...............................  February 25, 1998.

Trust Assets...............................  The principal assets of the Trust will be $25,000,000 aggregate principal amount of the 7.90% Notes due May 15, 2097 (the "Underlying
                                              Securities") issued by Norfolk Southern Corporation (the "Company" or the "Underlying Securities Issuer"), having the characteristics described herein.

Initial Aggregate Principal Amount
  of Class A-1 Certificate.................  $21,864,203.

Aggregate Principal Amount of

  Class A-2 Certificates...................  $25,000,000.

Final Scheduled Distribution Date..........  November 15, 2017.

Distributions..............................  The Underlying Securities will be the sole source of distributions on the Certificates.

                                                          S-3


                                             All distributions of interest and principal (in the case of the Class A-1
                                                Certificates) or Underlying Securities (in the case of the Class A-2
                                                Certificates) will be made on a pro rata basis to the holders of each respective Certificate class.

Class A-1 Certificates...................    The Class A-1 Certificates will be issued with an initial aggregate principal amount of $21,864,203. The holders of the Class A-1
                                              Certificates (the "Class A-1 Certificateholders") will be entitled to receive, on May 15 and November 15 of each year (or if any such date is not a Business Day, the next succeeding Business Day)
                                              (each, a "Distribution Date"), commencing May 15, 1998 and ending on the Final Scheduled Distribution Date, the interest payment, if any, received on the Underlying Securities less fees and expense reimbursements paid to the Trustee, which will represent a return of principal on the Class A-1 Certificates in accordance with
                                              Schedule A, the amortization schedule, set forth herein under
                                              "Description of the Certificates," and the payment of interest at a rate of 6.50% per annum on the outstanding principal amount of the
                                              Class A-1 Certificates. The Class A-1 Certificates will amortize on each Distribution Date on a level yield basis. The Class A-1
                                              Certificateholders generally will not be entitled to any allocation of any principal payments received on the Underlying Securities.

Class A-2 Certificates.....................  The Class A-2 Certificates will be issued with an aggregate principal amount of $25,000,000 and will not entitle holders thereof (the
                                              "Class A-2 Certificateholders") to distributions of interest. With the exception of an occurrence of an Optional Redemption of the
                                              Underlying Securities by the Underlying Securities Issuer or an
                                              advance of maturity date based upon the Underlying Securities
                                              Issuer's Conditional Right to Shorten Maturity upon the Occurrence of a Tax Event (see "Description of the Underlying
                                              Securities-Conditional Right to Shorten Maturity Upon the Occurrence
                                              of a Tax Event" herein), no cash distributions will be made on the
                                              Class A-2 Certificates. Instead, on November 15, 2017 (the "Final
                                              Scheduled Distribution Date"), the holders of Class A-2 Certificates outstanding will be entitled to a distribution of all of the
                                              Underlying Securities held by the Trust as of such date.

Distributions on the
  Certificates in the Event
  of a Default on the
  Underlying Securities....................  In the event of the occurrence of a payment default on the Underlying
                                              Securities or an acceleration of the maturity of the Underlying

                                              Securities in connection with a default thereon, the Trustee will distribute the Underlying Securities to the Class A-1 and the Class
                                              A-2 Certificateholders in accordance with the Allocation Ratio, as calculated on the date of such default, within 30 days of the occurrence of such default.

                                             As used herein, "Allocation Ratio" means the ratio of the Class A-1
                                               Allocation to the Class A-2 Allocation. The "Class A-1 Allocation"
                                               means the present value (discounted at the rate of 6.950% per annum) of the unpaid interest coupons due or to
                                                          S-4


                                             become due on the Underlying Securities on or prior to the Final
                                             Scheduled Distribution Date. The "Class A-2 Allocation" means the sum of the present values (discounted at the rate of 6.950% per annum) of
                                             (i) the unpaid interest coupons due or to become due on the Underlying
                                             Securities after the Final Scheduled Distribution Date and (ii) the principal amount of the Underlying Securities (in each case assuming that the Underlying Securities were paid when due and were not redeemed prior to their stated maturity).

                                             If, as a result of the minimum denominations of the Underlying
                                              Securities, the Trustee cannot distribute the Underlying Securities in accordance with the Allocation Ratio, the Trustee will be permitted to sell, in accordance with the Sales Procedures (as defined in "The Market Agent Agreement-Sale of the Underlying
                                              Securities"), such minimum amount of the Underlying Securities as will be necessary in order that the Underlying Securities, together with the proceeds received from the sale of any portion thereof, may be distributed in accordance with the Allocation Ratio.

Distributions on the Certificates upon
  the Redemption of the Underlying
  Securities at the Option of the
  Underlying Securities Issuer.............  In the event of an optional redemption of the Underlying Securities by the Underlying Securities Issuer (see "Description of the
                                              Underlying Securities-Redemption at the Option of the Underlying
                                              Securities Issuer" herein), the proceeds of such redemption will be allocated between the Class A-1 Certificates and the Class A-2
                                              Certificates in accordance with the Allocation Ratio as calculated on such redemption date. Schedule B, set forth herein under "Description of the Certificates-Distributions upon Optional Redemption or
                                              Conditional Shortening of Maturity Date," shows the percentages of such payment that would be distributable to the Class A-1 and Class
                                              A-2 Certificates, respectively, if the redemption occurred on any semiannual Distribution Date on or prior to November 15, 2017.

Distributions on the Certificates upon
  a Conditional Shortening of Maturity
  Date of the Underlying Securities
  following a Tax Event....................  In the event of an advance of maturity date to a date prior to the

                                              Final Scheduled Distribution Date as a result of a Tax Event (see
                                              "Description of the Underlying Securities-Conditional Right to
                                              Shorten Maturity Upon the Occurrence of a Tax Event" herein), the payment, if any, received on such "advanced" maturity date will be allocated between the Class A-1 Certificates and the Class A-2
                                              Certificates in accordance with the Allocation Ratio as calculated on such advanced maturity date. Schedule B, set forth herein under
                                              "Description of the Certificates-Distributions upon Optional
                                              Redemption or Conditional Shortening of Maturity Date," shows the percentages of such payment that would be distributable to the Class
                                              A-1 and Class A-2 Certificates, respectively, if the redemption occurred on any semiannual Distribution Date on or prior to November
                                              15, 2017.



                                                          S-5


Record Dates.............................    The day immediately preceding each Distribution Date.

Business Day.............................    Any day other than (i) Saturday and Sunday or (ii) a day on which banking institutions in New York City are authorized or obligated by law or executive order to be closed for business or (iii) a day that is not a business day, as such term is used in the indenture to the Underlying Securities.

Denominations and Specified
  Currency...............................    The Certificates will be denominated and payable in U.S. dollars (the
                                              "Specified Currency"). The Class A-1 Certificates will be issued in minimum principal amounts of $100,000, and in integral multiples of $1,000 in excess thereof. The Class A-2 Certificates will be issued in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof.  One Certificate of each class may be issued in an amount other than an integral multiple of the applicable minimum denomination.

Form of Security.........................    Book-entry Certificates with The Depository Trust Company ("DTC"), except in certain limited circumstances. See "Description of the
                                              Certificates-Definitive Certificates." Distributions thereon will be settled in immediately available (same-day) funds.

CUSIP Numbers............................    Class A-1 Certificates: 21987H AN 5.
     ....................................    Class A-2 Certificates: 21987H AP 0.

Certain Federal Income Tax
  Consequences...........................    In the opinion of tax counsel to the Trust, the Trust will be classified for Federal income tax purposes as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation.
                                              Although it is unclear under the Code (as defined in "Certain
                                              Federal Income Tax Consequences-General"), the Class A-1
                                              Certificates will be treated by the Trust as newly-issued
                                              self-amortizing debt obligations maturing on the Final Scheduled

                                              Distribution Date. Assuming the Underlying Securities constitute indebtedness for federal income tax purposes, the Class A-2
                                              Certificates will be deemed to be issued with original issue discount.
                                              See "Certain Federal Income Tax Consequences."

Listing..................................    The Class A-1 and Class A-2 Certificates have been authorized for listing, upon official notice of issuance, with the New York Stock
                                              Exchange ("NYSE").

Ratings..................................    It is a condition to the issuance of the Certificates that the Certificates have ratings assigned by Moody's Investors Service, Inc.
                                              ("Moody's") and by Standard & Poor's, a division of The
                                              McGraw-Hill Companies, Inc. ("S&P") equivalent to the ratings of the Underlying Securities, which, as of the date of this Prospectus
                                              Supplement, were "Baa1" by Moody's and "BBB+" by S&P.

     .......................................  The rating of the Certificates by Moody's addresses the likelihood that
                                              Certificateholders will receive the timely payment of principal and interest on a semi-annual basis beginning May 15, 1998 and

                                                          S-6



                                              lasting until the Final Scheduled Distribution Date. The rating of the
                                              Certificates by S&P addresses the likelihood of timely receipt of interest on the Class A-1 Certificates or any Underlying Securities
                                              distributed in respect of the Class A-2 Certificates and ultimate receipt of principal on any Underlying Securities distributed in respect of the Class A-2 Certificates. There is no assurance that any such rating will continue for any period of time or that it will not be revised or withdrawn entirely by the related rating agency if, in its judgment, circumstances (including, without limitation, the rating of the Underlying Securities) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of
                                              Certificates. A security rating is not a recommendation to buy, sell or hold securities. The rating on the Certificates does not constitute a statement regarding the occurrence or frequency of redemptions on, or extensions of the maturity of, the Underlying Securities, and the corresponding effect on yield to investors. See "Ratings."

ERISA Considerations.....................    An employee benefit plan subject to the Employee Retirement Income
                                              Security Act of 1974, as amended ("ERISA"), including an
                                              individual retirement account (an "IRA") or Keogh plan (a "Keogh")
                                              (each, a "Plan") should consult its advisors concerning the ability of such Plan to purchase Certificates under ERISA or the Code. See
                                              "ERISA Considerations."

                            The Underlying Securities

     The Underlying Securities were issued under a supplement to an Indenture dated as of January 15, 1991, as amended or supplemented from time to time, between the Underlying Securities Issuer and First Trust of New York, National Association, as successor trustee, providing for the issuance of senior debt securities by the Underlying Securities Issuer. The Underlying Securities were part of one series of Notes totalling $350,000,000 out of the entire issuance of $4,300,000,000. The following summary of certain provisions of the Underlying Securities and the Indenture relating thereto does not purport to be complete and is based upon the Prospectus and Prospectus Supplement each dated May 14, 1997 of the Underlying Securities Issuer, and is subject to, and is qualified in its entirety by reference to, all provisions of the Underlying Securities and the Indenture relating thereto, including the definitions therein of certain terms. None of the Depositor, the Trustee, the Underwriter, or any of their respective affiliates, have made any investigation of the Underlying Securities Issuer (including, without limitation, any investigation as to its financial condition or creditworthiness) or of the Underlying Securities (including, without limitation, any investigation as to its rating).

Underlying Securities......................  $25,000,000 aggregate principal balance of the 7.90% Notes due May
                                              15, 2097, comprising a portion of a fixed rate, publicly issued, unsecured debt security issue of Norfolk Southern Corporation.
                                              Interest on the Underlying Securities accrues at the annual rate of
                                              7.90% for each semi-annual accrual period and is payable on each May
                                              15 and November 15 (each an "Underlying Securities Interest Payment
                                              Date"). The entire principal balance of the Underlying Securities will be payable on May 15, 2097 (the "Underlying Securities Maturity
                                              Date").

Underlying Securities Issuer...............  Norfolk Southern Corporation (the "Company" or the "Underlying
                                              Securities Issuer") is a Virginia-based holding company whose executive offices are located at Three Commercial Place, Norfolk,
                                              Virginia 23510-2191 and whose telephone number is (757) 629-
                                              2600.  See "Description of the Underlying Securities."

Security...................................  None.

Underlying Securities Original
  Issue Date...............................  May 19, 1997.

Original Amount of Underlying
  Securities Issued........................  $350,000,000.

Underlying Securities Maturity Date........  May 15, 2097.

Amortization...............................  None.

Underlying Securities Interest
  Payment Dates............................  May 15 and November 15.


Underlying Securities Interest
  Rate.....................................  7.90% per annum.

Underlying Securities Interest
  Accrual Periods..........................  Semi-annual.

Redemption at the Option of the
  Underlying  Securities Issuer ...........  The Underlying Securities are redeemable as a whole or in part, at any time, at the option of the Company, on not less than 30 nor more than 60 days prior written notice to the holders thereof, at a redemption price equal to the greater of (i) 100% of the principal amount of the Underlying Securities to be redeemed and (ii) the

                                                          S-8


                                              sum of the present values of the remaining scheduled payments of principal and interest thereon, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve
                                              30-day months) at the Treasury Yield (as defined in "Description of the Underlying Securities-Redemption at the Option of the Underlying
                                              Securities Issuer"), plus 20 basis points, together in either case with accrued interest on the principal amount being redeemed to the date of redemption.

Conditional Shortening of Maturity Date
  upon the Occurrence of a Tax Event.......  The Underlying Securities Issuer intends to deduct interest paid on the Underlying Securities for United States federal income tax purposes. During the past several years there have been several legislative proposals which, although not enacted, contained proposed tax law changes that, among other things, would prohibit an issuer from deducting interest payments on debt instruments with a maturity of more than 40 years. Upon the occurrence of a Tax Event (as defined below), the Underlying Securities Issuer will have the right, without the consent of the holders of the Underlying Securities, to shorten the maturity of the Underlying Securities to the minimum extent required, in the opinion of a nationally recognized independent tax counsel, such that, after the shortening of the maturity, the interest paid on the Underlying Securities will be deductible for
                                              United States federal income tax purposes.

                                             As used herein, "Tax Event" means that the Underlying Securities
                                              Issuer shall have received an opinion of a nationally recognized independent tax counsel to the effect that, as a result of (a) any amendment to, clarification of or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure or regulation, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an "Administrative or Judicial
                                              Action") or (c) any amendment to, clarification of, or change in any official position with respect to, or any interpretation of , an

                                              Administrative or Judicial Action or a law or regulation of the
                                              United States that differs from the theretofore generally accepted position or interpretation, in each case, occurring on or after May
                                              19, 1997, there is more than an insubstantial increase in the risk that interest paid by the Underlying Securities Issuer on the
                                              Underlying Securities is not, or will not be, deductible, in whole or in part, by the Underlying Securities Support Provider for United
                                              States federal income tax purposes.

Denominations and Underlying
  Securities Currency......................  The Underlying Securities are denominated and payable in U.S.
                                              dollars and are available in minimum denominations of $1,000 and integral multiples thereof.

Form of Underlying Securities..............  Book-entry debt securities cleared through DTC.

Underlying Securities CUSIP Number.........  655844 AK 4.


                                                          S-9



Underlying Securities Record
  Dates....................................  The first day of the month of an Underlying Securities Interest
                                              Payment Date.

Underlying Securities Trustee..............  First Trust of New York, National Association, as successor trustee
                                              (the "Underlying Securities Trustee"). The Underlying Securities
                                              have been issued pursuant to an indenture dated as of January 15,
                                              1991, (the "Indenture"), between the Underlying Securities Issuer and the Underlying Securities Trustee.

Rating of the Underlying Securities
  as of the Date of this Prospectus
  Supplement...............................  "Baa1" by Moody's and "BBB+" by S&P.

Information with Respect to the
  Underlying Securities Issuer.............  The Underlying Securities Issuer is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, including reports on
                                              Forms 10-K, 10-Q, and 8-K and other information with the
                                              Securities and Exchange Commission (the "SEC"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth
                                              Street, N.W., Washington, D.C. 20549, and at the following
                                              Regional Offices of the SEC: New York Regional Office, 13th
                                              Floor, 7 World Trade Center, New York, New York 10048 and
                                              Chicago Regional Office, Suite 1400, Northwestern Atrium Center,
                                              500 West Madison Street, Chicago, Illinois 60661-2511, and copies of such material can be obtained by mail from the Public Reference
                                              Section of the SEC, Washington, D.C. 20549, at prescribed rates.
                                              Such reports and other information may also be inspected at the

                                              New York Stock Exchange, 20 Broad Street, New York, New York
                                              10005, where the Company's Common Stock is listed.  Copies of the above documents which have been electronically filed through the Electronic Data Gathering, Analysis and Retrieval system
                                              ("EDGAR") are publicly available through the SEC's website
                                              (http://www.sec.goc).

     This Prospectus Supplement does not provide information with respect to the Underlying Securities Issuer. No investigation of the Underlying Securities Issuer (including, without limitation, no investigation as to its financial condition or creditworthiness) or of the Underlying Securities (including, without limitation, no investigation as to its rating) has been made. Potential Certificateholders should obtain and evaluate the same information concerning the Underlying Securities Issuer as it would obtain and evaluate the information if it were investing directly in the Underlying Securities or in other securities issued by the Underlying Securities Issuer. None of the Depositor, the Trustee, the Underwriter, or any of their respective affiliates, assumes any responsibility for the accuracy or completeness of any publicly available information of the Underlying Securities Issuer filed with the SEC or otherwise made publicly available or considered by a purchaser of the Certificates in making its investment decision in connection therewith.

                                  RISK FACTORS

     Prospective purchasers should consider, among other things, the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with an investment in the Certificates.

     Limited Liquidity. There is currently no secondary market for the Certificates. Lehman Brothers Inc. is under no obligation to make a market in the Certificates. It is unlikely that a secondary market will develop and, if a secondary market does develop, it is unlikely that it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates.

     Maturity and Yield Considerations. The yield realized by a Certificateholder is dependent upon a number of factors, including, without limitation, the purchase price of the Certificates, the time of acquisition and whether a redemption at the option of the Underlying Securities Issuer occurs or the maturity date of the Underlying Securities is advanced as the result of the occurrence of a Tax Event. The Depositor has not formulated an opinion as to the likelihood of a Tax Event. If the Underlying Securities Issuer exercises its right to redeem Underlying Securities prior to their maturity or the maturity of the Underlying Securities is shortened as a result of a Tax Event, or if the Underlying Securities are paid or sold prior to maturity as a result of a default, an investment in the Certificates may have a shorter average maturity than if such right were not exercised or if such default had not occurred.

     Zero Coupon Nature of the Class A-2 Certificates. Since the Class A-2

Certificates do not receive allocations of either interest or principal until the Final Distribution Date, the changes in market value of the Class A-2 Certificates as a result of changes in interest rates or spreads are expected to be more than for the Underlying Securities. The Class A-2 Certificates will be deemed to be issued with original issue discount. See "Certain Federal Income Tax Consequences" herein.

     Limited Assets. The Trust has no significant assets other than the Underlying Securities. If the Underlying Securities are insufficient to make payments or distributions on the Certificates, no other assets will be available for payment of the deficiency.

     No Management of Underlying Securities. Except as described herein, the Trust will not dispose of any Underlying Securities, regardless of adverse events, financial or otherwise, which may affect the value of the Underlying Securities or the Underlying Securities Issuer. If there is a payment default on the Underlying Securities or any other default which may result in an acceleration of the Underlying Securities, the Trust will only dispose of or otherwise deal with the defaulted Underlying Securities in the manner provided in the Trust Agreement.

     Credit Risk. The Certificates represent interests in obligations of a single obligor. In particular, the Certificates will be subject to all the risks associated with a direct investment in unsecured debt obligations of Norfolk Southern Corporation.

     Unsecured Status of Underlying Securities. The Depositor believes that the Underlying Securities are general unsecured obligations of the Underlying Securities Issuer, which should rank on a parity with all other unsecured and unsubordinated indebtedness of the Underlying Securities Issuer, but which are subordinate in right of payment to the Underlying Securities Issuer's existing and future senior secured indebtedness. To the extent that much of the assets of the Company are the property of its subsidiaries, it should be noted that the right of creditors of the Company (including the holders of the Underlying Securities) to participate in any distribution of the assets of any subsidiaries of the Company, whether upon liquidation, reorganization, or otherwise, is subject to prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of a subsidiary may be recognized.

     No Investigation of Underlying Securities. None of the Depositor, the Underwriter or the Trustee will (i) make any investigation of the business condition, financial or otherwise, of the Underlying Securities Issuer, or (ii) verify any reports or information filed by the Underlying Securities Issuer with the SEC. Investors are encouraged to consider publicly available financial information and other information regarding Norfolk Southern Corporation. The issuance of the Certificates should not be construed as an endorsement by the Depositor, the Underwriter or the Trustee of the financial condition or business prospects of Norfolk Southern Corporation.

     Ratings of the Certificates. At the time of issuance, the Certificates will have ratings assigned by Moody's and S&P equivalent to the ratings of the Underlying Securities, which, as of the date of this Prospectus Supplement were "Baa1" by Moody's and "BBB+" by S&P. It is expected that the ratings of the Certificates will change if the ratings of the Underlying Securities change.

     Any rating issued with respect to the Certificates is not a recommendation to purchase, sell or hold a security inasmuch as such ratings do not comment on the market price of the Certificates or their suitability for a particular investor. There can be no assurance that the ratings will remain for any given period of time or that the ratings will not be revised or withdrawn entirely by the related rating agency if, in its judgment, circumstances (including, without limitation, the rating of the Underlying Securities) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Certificates.


                                    THE TRUST

     The Trust will be formed pursuant to the Series Supplement, Series 1998-NSC-1 (the "Series Supplement"), which incorporates the Standard Terms for Trust Agreements (the "Standard Terms" and, together with the Series Supplement, the "Trust Agreement") by and between the Depositor and the Trustee. Concurrently with the execution and delivery of the Series Supplement, the Depositor will deposit the Underlying Securities into the Trust. The Trustee, on behalf of the Trust, will accept such Underlying Securities and will deliver the Certificates to or upon the order of the Depositor.

     The Underlying Securities were purchased by an affiliate of the Depositor in the secondary market. The Underlying Securities were not acquired from the Underlying Securities Issuer as part of any distribution by or pursuant to any agreement with the Underlying Securities Issuer. The Underlying Securities Issuer is not participating in this offering and will not receive any of the proceeds of the sale of the Underlying Securities to the Depositor or the issuance of the Certificates. Lehman Brothers Inc., an affiliate of the Depositor, did not participate in the public offering of the Underlying Securities in May 1997.


                    DESCRIPTION OF THE UNDERLYING SECURITIES

General

     The Underlying Securities represent the sole assets of the Trust that are available to make distributions in respect of the Certificates. The aggregate principal balance of the Underlying Securities is $25,000,000. The primary economic terms of the Underlying Securities are described in "Summary--The Underlying Securities" herein.

     This Prospectus Supplement sets forth certain relevant terms with respect to the Underlying Securities, but does not provide detailed information with respect to the Underlying Securities or the Underlying Securities Issuer. This Prospectus Supplement relates only to the Certificates offered hereby and does not relate to the Underlying Securities. All disclosure contained herein with respect to the Underlying Securities Issuer and the Underlying Securities is derived from publicly available documents.

     The Underlying Securities Issuer is not participating in, and will not receive any proceeds in connection with, the offering of the Certificates. The Underlying Securities were purchased by an affiliate of the Depositor in the secondary market and will be deposited into the Trust. The Underlying Securities were not acquired either from the Underlying Securities Issuer or pursuant to any distribution by or agreement with the Underlying Securities Issuer.

     According to the publicly available documents of Norfolk Southern Corporation (the "Company" or the "Underlying Securities Issuer"), its principal executive offices are located at Three Commercial Place, Norfolk, Virginia 23510-2191 and its telephone number is (757) 629-2600. The Company is a Virginia-based holding company that owns all the common stock of and controls a major operating railroad, Norfolk Southern Railway Company ("NS Railway"), and a diversified motor carrier, North American Van Lines, Inc. ("NAVL"). The Company also owns Pocahontas Land Corporation, a natural resources company. On April 8, 1997, the Company entered into an agreement with CSX Corporation ("CSX") providing for a joint acquisition of Conrail Inc. ("Conrail"), pursuant to which the Company and CSX would acquire all of Conrail's outstanding Common Stock and Series A ESOP Convertible Junior Preferred Stock, including in each case, any associated Common Stock

Purchase Rights (collectively the "Conrail Shares") not already owned by them for $115 per share in cash. The Company and CSX filed a joint application with the Surface Transportation Board (the "STB") on June 23, 1997. The approval of the STB, cannot be assumed, and according to published press releases, the case is still undergoing review and the STB intends to serve a written decision in the case by July 23, 1998. The Underlying Securities were issued as part of the financing arrangements for the purchase of the Conrail Shares.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC: New York Regional Office, 13th Floor, 7 World Trade Center, New York, New York 10048 and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511, and copies of such material can be obtained by mail from the Public Reference Section of the SEC, Washington, D.C. 20549, at prescribed rates. Such reports and other information may also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, where the Company's Common Stock is listed. Copies of the above documents which have been electronically filed through the Electronic Data Gathering, Analysis and Retrieval system ("EDGAR") are publicly available through the SEC's website (http://www.sec.goc).


     Although the Depositor has no reason to believe the information concerning the Underlying Securities or the Underlying Securities Issuer contained in the Prospectus related to the Underlying Securities is not reliable, the Depositor has not participated in the preparation of such documents, or made any due diligence inquiry with respect to the information provided therein. There can be no assurance that events affecting the Underlying Securities or the Underlying Securities Issuer have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

     The Trust will have no significant assets other than the Underlying Securities from which to make distributions of amounts due in respect of the Certificates. Consequently, the ability of Certificateholders to receive distributions in respect of the Certificates will depend entirely on the Trust's receipt of payments on the Underlying Securities. Prospective purchasers of the Certificates should consider carefully the financial condition of the Underlying Securities Issuer and its ability to make payments in respect of such Underlying Securities. This Prospectus Supplement relates only to the Certificates being offered hereby and does not relate to the Underlying Securities or the Underlying Securities Issuer. All information contained in this Prospectus Supplement regarding the Underlying Securities Issuer and the Underlying Securities is derived from publicly available documents. Neither the Depositor nor the Trustee participated in the preparation of such documents or takes any responsibility for the accuracy or completeness of the information provided therein.

Indenture

     The Underlying Securities were issued under a supplement to an Indenture dated as of January 15, 1991, as amended and supplemented from time to time, (the "Indenture") between the Underlying Securities Issuer and First Trust of New York, National Association, as successor trustee (the "Underlying Securities Trustee") providing for the issuance of debt securities by the Underlying Securities Issuer (the "Debt Securities"). The Underlying Securities were part of one series of Notes totalling $350,000,000 out of the entire Debt Securities issuance of $4,300,000,000. The following summaries of certain provisions of the Debt Securities and the Indenture do not purport to be complete and are based upon the Prospectus dated May 14, 1997, and the Prospectus Supplement dated May 14, 1997 (together, the "Prospectus for the Underlying Securities"), relating to Debt Securities, of which the Underlying Securities are part of a series, of the Underlying Securities Issuer, and are subject to, and are qualified in their entirety by reference to, all provisions of the Underlying Securities and the Indenture, including the definitions therein of certain terms. Wherever particular sections or defined terms of the Indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.

     Reference is made to the Prospectus Supplement of the Underlying Securities for the terms of the Underlying Securities not set forth herein. Principal, premium, if any, and interest will be payable, and the Underlying Securities will be transferable, in the manner described in the Prospectus for the Underlying Securities.

Limitations on Liens on Stock or Indebtedness of Principal Subsidiaries

     The Indenture provides that the Company will not, nor will it permit any Subsidiary (as defined below) to, create, assume, incur or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest of any kind, other than a Purchase Money Lien (as defined below), upon any stock or indebtedness, whether owned on the date any Debt Securities are first issued or thereafter acquired, of any Principal Subsidiary (as defined below), to secure any Obligation (as defined below) (other than the Debt Securities) of the Company, any Subsidiary or any other person, without in any such case making effective provision whereby all of the outstanding Debt Securities shall be directly secured equally and ratably with such Obligation. This restriction does not apply to any mortgage, pledge, lien, encumbrance, charge or security interest on any stock or indebtedness of a corporation existing at the time such corporation becomes a Subsidiary. This provision does not restrict any other property of the Company or its Subsidiaries. "Obligation" is defined as indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness. "Purchase Money Lien" is defined as any mortgage, pledge, lien, encumbrance, charge or security interest of any kind upon any stock or indebtedness of any Principal Subsidiary acquired after the date any Debt Securities are first issued if such Purchase Money Lien is for the purpose of financing, and does not exceed, the cost to the Company or any Subsidiary of acquiring the indebtedness of such Principal Subsidiary and such financing is effected concurrently with, or within 180 days after, the date of such acquisition. "Principal Subsidiary" is defined as NS Railway and NAVL. "Subsidiary" is defined as an entity a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company or one or more Subsidiaries, but does not include Conrail. The Indenture does not prohibit the sale by the Company or any Subsidiary of any stock or indebtedness of any Subsidiary.

Limitations on Funded Debt

     The Indenture provides that the Company will not permit any Restricted Subsidiary (as defined below) to incur, issue, guarantee or create any Funded Debt (as defined below) unless, after giving effect thereto, the sum of the aggregate amount of all outstanding Funded Debt of the Restricted Subsidiaries would not exceed an amount equal to 15% of Consolidated Net Tangible Assets (as defined below).

     The limitation on Funded Debt will not apply to, and there will be excluded from Funded Debt in any computation under such restriction, Funded Debt secured by: (i) Liens (as defined below) on real or physical property of any corporation existing at the time such corporation becomes a Subsidiary; (ii) Liens on real or physical property existing at the time of acquisition thereof incurred within 180 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by the Company or any Restricted Subsidiary; (iii) Liens on real or physical property thereafter acquired (or constructed) by the Company or any Restricted Subsidiary and created prior to, at the time of, or within 270 days after such acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof; (iv) Liens in favor of the Company or any Restricted Subsidiary; (v) Liens in favor of the United States of America, any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or provisions of any statute,
(vi) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from Federal Income taxation pursuant to Section 103(b) of the Internal Revenue Code of 1954, as amended; (vii) Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Funded Debt, if made and continuing in the ordinary course of business; (viii) Liens incurred (no matter when created) in connection with the Company's or a Restricted Subsidiary's engaging in leveraged or single-investor lease transaction; provided, however, that the instrument creating or evidencing any borrowings secured by such Lien will provide that such borrowings are payable solely out of the income and proceeds of the property subject to such Lien and are not a general obligation of the Company or such Restricted Subsidiary; (ix) Liens under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits of cash or obligations of the United States of America to secure surety, repletion and appeal bonds to which the Company or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or Liens imposed by law, such as laborers' or other employees', carriers', warehousemen's, mechanics, materialmen's and vendors' Liens and Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or Liens for taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the Company or any Restricted Subsidiary, as the case may be, or minor survey exceptions, minor encumbrances, easement or reservations of, or rights of others for, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens as the use of real properties, which Liens, exceptions, encumbrances easements, reservations, rights and restrictions do not, in the opinion of the Company, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries; (x) Liens incurred to finance construction, alteration or repair of any real or physical property and improvements thereto prior to or within 270 days after completion of such construction, alteration or repair; (xi) Liens incurred (no matter when created) in connection with a Securitization Transaction; (xii) Liens on property (or any Receivable arising in connection with the lease thereof) acquired by the Company or a Restricted

Subsidiary through repossession, foreclosure or liens proceeding and existing at the time of the repossession, foreclosure, or like proceeding; (xiii) Liens on deposits of the Company or a Restricted Security with banks (in the aggregate, not exceeding $50 million), in accordance with customary banking practice. In connection with the providing by the Company or a Restricted Subsidiary of financial accommodations to any Person in the ordinary course of business; or
(xiv) any extension, renewal, refunding or replacement of the foregoing.

     The following definitions apply only to the foregoing limitations on Funded Debt.

     "Consolidated Net Tangible Assets" means, at any date, the total assets appearing on the most recent consolidated balance sheet of the Company and Restricted Subsidiaries as at the end of the fiscal quarter of the Company ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, less (i) all current liabilities (due within one year) as shown on such balance sheet, (ii) applicable reserves, (iii) investments in and advances to Securitization Subsidiaries (as defined below) and Subsidiaries of Securitization Subsidiaries that are consolidated on the consolidated balance sheet of the Company and its Subsidiaries, and (iv) Intangible Assets and liabilities relating thereto.

     "Funded Debt" means (i) any indebtedness of a Restricted Subsidiary maturing more than 12 months after the time of computation thereof, (ii) guarantees by a Restricted Subsidiary of Funded Debt or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business), (iii) all preferred stock of such Restricted Subsidiary, and (iv) all Capital Lease Obligations (as defined in the Indenture) of a Restricted Subsidiary.

     "Indebtedness" means, at any date, without duplication, (i) all obligations for borrowed money of a Restricted Subsidiary or any other indebtedness of a Restricted Subsidiary, evidenced by bonds, debentures, notes or other similar instruments, and (ii) Funded Debt, except such obligations and other indebtedness of a Restricted Subsidiary and Funded Debt, if any, incurred as a part of a Securitization Transaction (as defined below).

     "Intangible Assets" means at any date, the value (net of any applicable reserves) as shown on or reflected in the most recent consolidated balance sheet of the Company and the Restricted Subsidiaries as at the end of the fiscal quarter of the Company ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, of: (i) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (ii) organizational and development costs;
(iii) deferred charges (other than prepaid items, such as insurance, taxes, interest, commissions, rents, deferred interest waiver, compensation and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium.

     "Liens" means such pledges, mortgages, security interests and other liens, including purchase money liens, on property of the Company or any Restricted Subsidiary which secure Funded Debt.

     "Receivables" means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising, either directly or indirectly, from the financing by the Company or any Subsidiary of the Company of property or services, monies due thereunder, security interests in the property and services financed thereby and any and all other related rights.

     "Restricted Subsidiary" means each Subsidiary of the Company other than Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries.

     "Securitization Subsidiary" means a Subsidiary of the Company (i) which is formed for the purpose of effecting one or more Securitization Transactions and engaging in other activities reasonably related thereto and (ii) as to which no portion of the Indebtedness (as defined in the Indenture) or any other obligations of which (a) is guaranteed by any Restricted Subsidiary, or (b) subjects any property or assets of any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to any lien, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Securitization Transaction and intercompany notes and other forms of capital or credit support relating to the transfer or sale of Receivables or asset-backed securities to such Securitization Subsidiary and customarily necessary or desirable in connection with such transactions.

     "Securitization Transaction" means any transaction or series of transactions that have been or may be entered into by the Company or any of its Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Securitization Subsidiary or (ii) any other Person, or may grant a security interest in, any Receivables or asset-backed securities or interest therein (whether such Receivables or securities are then existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including, without limitation, all security interests in the property or services financed thereby, the proceeds of such Receivables or asset-backed securities and any other assets which are sold in respect of which security interests are granted in connection with securitization transactions involving such assets.

Modification and Waiver

     Subject to certain exceptions, the Indenture and the Debt Securities may be modified or amended by the Underlying Securities Issuer and the Underlying Securities Trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding Underlying Securities and the other Debt Securities that comprise each series affected by such modification or amendment. However, without the consent of each Debt Securityholder affected, an amendment or waiver may not (i) change the stated maturity date of the principal of, or any installment of principal of, premium, if any, or interest, if any, on, any Debt Security; (ii) reduce the principal, premium, if any, and/or interest, if any, on any Debt Security; (iii) reduce the amount of principal of an original issue Debt Security payable upon acceleration of the maturity thereof; (iv) change the place or currency of payment of principal, premium, if any, and/or interest, if any, on any Debt Security; (v) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; (vi) reduce the percentage in principal amount of outstanding Debt Securities of any series, the consent of the Debt Securityholders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults; or (vii) modify the subordination provisions applicable to any series of Debt Securities in a manner adverse to the Debt Securityholders thereof.

     The Debt Securityholders of a majority in aggregate principal amount of the outstanding Debt Securities of each series may, on behalf of all Debt Securityholders of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. The Debt Securityholders of a majority in aggregate principal amount of the outstanding Debt Securities of each series may, on behalf of all Debt Securityholders of that series, waive, any past default under the applicable Indenture with respect to Debt Securities of that series, except (i) a default in the payment of principal, premium, if any, and/or interest, if any, on any Debt Security of such series and (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of each Debt Securityholder of such series affected.

Consolidation, Merger and Sale of Assets

     The Underlying Securities Issuer, without the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities under the Indentures relating thereto, may not consolidate with or merge into, or transfer or lease its assets substantially as an entirety to, another entity unless (i) the successor entity is a corporation organized and existing under the laws of the United States or a state thereof or the district of Columbia and assumes the Underlying Securities Issuer's obligations on the Debt Securities and under the Indentures relating thereto, (ii) after giving effect to the transaction no Event of Default (as described below), and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing and (iii) the successor corporation executes supplemental indentures satisfactory to the trustees evidencing its assumption of the Indentures and delivers opinions and certificates as to compliance with such requirements. The Indentures relating to the Debt Securities do not contain any provisions that limit the Underlying Securities Issuer's ability to incur indebtedness. Holders of the Underlying Securities will not have the benefit of any specific covenants or provisions in the Indenture that would protect them in the event the Underlying Securities Issuer engages in or becomes the subject of a merger, takeover, other highly leveraged transaction or a change in control, other than any covenants described in the applicable Prospectus Supplement relating to the Underlying Securities, and the limitations on consolidation, merger and sale of assets substantially as an entirety to any person as described above. Any such covenants could not be waived or modified by the Underlying Securities Issuer or its Board of Directors, although holders of Debt Securities could waive or modify such covenants as more fully described above under "-Modification and Waiver."

Events of Default

     The following events are defined in the Indenture as "Events of Default" with respect to any series of Debt Securities: (i) failure to pay principal of or any premium on any Debt Security of that series when due; (ii) failure to pay any interest on any Debt Security of that series when due, continued for 30 days; (iii) failure to pay any sinking fund installment with respect to any Debt Security of that series when due; (iv) failure to perform any other covenant of the Company in the applicable Indenture (other than a covenant included in the applicable Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 90 days after written notice as provided in the Indenture; (v) acceleration of Debt Securities or any other indebtedness for borrowed money, in an aggregate principal amount exceeding $30,000,000, of the Company or any Significant Subsidiary (within the meaning of the federal securities laws) under the terms of the instrument or instruments under which such indebtedness is issued or secured, if such acceleration is not annulled, or such indebtedness is not discharged, or a sum of money sufficient to discharge in full such indebtedness is not deposited in trust, within 10 days after written notice as provided in the Indenture; (vi) certain events of bankruptcy, insolvency or reorganization; and (vii) any other Event of Default provided with respect to Debt Securities of that series.

     If an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, the Underlying Securities Trustee or the holders of at least 25% in aggregate principal amount of all of the outstanding Debt Securities of that series by notice as provided in the Indenture relating to the Underlying Securities may declare the principal amount of all the Underlying Securities and other Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Underlying Securities Trustee with respect to the applicable series of Debt Securities, the Debt Securityholders of a majority in aggregate principal amount of outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration.

     The Indenture provides that the Underlying Securities Trustee will not be under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Debt securityholders, unless such Debt Securityholders shall have offered to the Underlying Securities Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Underlying Securities Trustee, the Debt Securityholders of a majority in aggregate principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Underlying

Securities Trustee, or of exercising any trust or power conferred on such Trustee, with respect to the debt Securities of that series.

     The Company is required to furnish to the Underlying Securities Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance.

Redemption at the Option of the Underlying Securities Issuer

     The Underlying Securities are redeemable in whole or in part, at any time, at the option of the Underlying Securities Issuer, upon not less than 30 nor more than 60 days prior written notice, at a redemption price equal to the greater of (i) 100% of the principal amount of the underlying Securities to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined below) plus 20 basis points, together, in either case, with accrued interest on the principal amount being redeemed to the date of such redemption.

     "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Underlying Securities. "Independent Investment Banker" means J.P. Morgan Securities Inc. or Merrill Lynch, Pierce, Fenner & Smith Incorporated or, if either such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing in the United States appointed by the Underlying Securities Trustee after consultation with the Underlying Securities Issuer.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Underlying Securities Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Underlying Securities Trustee by such Reference Treasury Dealer as of 5:00 p.m., New York time, on the third business day preceding such redemption date.


     "Reference Treasury Dealer" means each of J.P. Morgan Securities Inc., and Merrill Lynch Government Securities Inc. and their respective successors; provided, however, that if one of the foregoing ceases to be a primary U.S. Government securities dealer in New York, New York (a "Primary Treasury Dealer") or otherwise fails to provide a Reference Treasury Dealer Quotation, the Underlying Securities Issuer will substitute therefor another Primary Treasury Dealer.

Conditional Right to Shorten Maturity Upon the Occurrence a of a Tax Event

     The Underlying Securities Issuer states in the Prospectus for the Underlying Securities that it intends to deduct interest paid on the Underlying Securities for United States federal income tax purposes. However, during the past several years there have been several legislative proposals which, although not enacted, contained proposed tax law changes that, among other things, would prohibit an issuer from deducting interest payments on debt instruments with a maturity of more than 40 years.

     Upon the occurrence of a Tax Event (as defined below), the Underlying Securities Issuer will have the right, without the consent of the holders of the Underlying Securities, to shorten the maturity of the Underlying Securities to the minimum extent required, in the opinion of a nationally recognized independent tax counsel, such that, after the shortening of the maturity, interest paid on the Underlying Securities will be deductible for United States federal income tax purposes or, if such counsel is unable to opine definitively as to such a minimum period, the minimum extent so required as determined in good faith by the Board of Directors of the Underlying Securities Issuer, after receipt of an opinion of such counsel regarding the applicable legal standards. There can be no assurance that the Underlying Securities Issuer would not exercise its right to shorten the maturity of the Underlying Securities upon the occurrence of such a Tax Event and no assurance as to the period by which such maturity would be shortened. In the event that the Underlying Securities Issuer elects to exercise its right to shorten the maturity of the Underlying Securities on the occurrence of a Tax Event, the Underlying Securities Issuer will mail a notice of shortened maturity to each holder of the Underlying Securities by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new maturity date of the Underlying Securities. Such notice shall be effective immediately upon mailing.

     The Underlying Securities Issuer states in the Prospectus for the Underlying Securities that it believes that the Underlying Securities should constitute indebtedness for United States federal income tax purposes under current law and that, in that case, an exercise of its right to shorten the maturity of the Underlying Securities would not be a taxable event to holders for such purposes. However the Underlying Securities Issuer's exercise of its right to shorten the maturity of the Underlying Securities will be a taxable event for United States federal income tax purposes to beneficial owners of Underlying Securities if the Underlying Securities are treated as equity for such purposes before the maturity is shortened and the Underlying Securities of shortened maturity are treated as debt for such purposes.

     "Tax Event" means that the Underlying Securities Issuer shall have received an opinion of a nationally recognized independent tax counsel to the effect that, as a result of (a) any amendment to, clarification of or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure or regulation, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an "Administrative or Judicial Action"), or (c) any amendment to, clarification of, or change in any official position with respect to, or any interpretation of, an Administrative or Judicial Action or a law or regulation of the United States that differs from the theretofore generally accepted position or interpretation, in each case, occurring on or after May 19, 1997, there is more than an insubstantial increase in the risk that interest paid by the Underlying Securities Issuer on the Underlying Securities is not, or will not be, deductible, in whole or in part, by the Underlying Securities Issuer for United States federal income tax purposes.

     In addition, the Indenture provides for the optional redemption of the Underlying Securities by the Underlying Securities Issuer. See "Description of the Underlying Securities--Redemption at the Option of the Underlying Securities Issuer."

Concerning The Underlying Securities Trustee

     First Trust of New York, National Association, is the successor trustee under the Indenture and has been appointed by the Company as security registrar and paying agent with regard to the Debt Securities.

     The Debt Securityholders representing a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the applicable Debt Securities trustee, subject to certain exceptions. Each Indenture for the applicable series of Debt Securities provides that if an Event of Default occurs (and is not cured) with respect to a series of Debt Securities, the applicable Underlying Securities Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Underlying Securities Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Debt Securityholder of such series, unless such Debt Securityholder first shall have offered to the Underlying Securities Trustee security and indemnity satisfactory to the Underlying Securities Trustee against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

Global Underlying Securities


     The Underlying Securities and the other Debt Securities comprising the same series were issued in the form of one or more global securities (each a "Global Security") that were deposited with, or on behalf of, The Depository Trust Company, as depositary (the "Depositary" or "DTC") and registered in the name of Cede & Co., as nominee of DTC, as more fully described in the Prospectus for the Underlying Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a Global Security may not be transferred except as a whole (i) by the Depositary to a nominee, (ii) by a nominee of the Depositary to the Depositary or another nominee of the Depositary or (iii) by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor.

     Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depositary for such Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Global Security, DTC will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Global Security beneficially owned by such participants. Ownership of beneficial interests in the Global Securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may limit or impair the ability to own, transfer or pledge beneficial interests in the Global Securities.

     So long as the Depositary, or its nominee, is the registered owner of such Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Underlying Securities represented by such Global Security for all purposes under the Indenture governing the Underlying Securities. Except as provided below, the Trust as the owner of beneficial interests in a Global Security will not be entitled to have Underlying Securities of the series represented by such Global Security registered in its name, will not receive or be entitled to receive physical delivery of Underlying Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing the Underlying Securities.

     Payment of principal, premium, if any, and/or interest, if any, on Underlying Securities registered in the name of or held by the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such Underlying Securities. None of the Underlying Securities Issuer, the Underlying Securities Trustee, any paying agent or the registrar for such Underlying Securities will have any responsibility or liability with respect to the records relating to or payments made on account of beneficial ownership interests in the Global Security for such Underlying Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Underlying Securities Issuer expects that the Depositary for Debt Securities of a series, upon receipt of any payment of principal, premium, if any, and/or interest, if any, in respect of a Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Underlying Securities Issuer also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     If a Depositary for Debt Securities of a series is at any time unwilling or unable to continue as depositary, or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, a successor Depositary is not appointed by the Underlying Securities Issuer within 90 days or if there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to such Debt Securities, then the Underlying Securities Issuer will issue Debt Securities of such series in definitive form in exchange for all the Global Securities representing the Debt Securities of such series. In addition, the Underlying Securities Issuer may at any time and in its sole discretion determine not to have the Debt Securities of a series represented by Global Securities and in such event, will issue Debt Securities of such series in definitive form in exchange for all Global Securities representing such Debt Securities. In any such instance, the Trust as owner of a beneficial interest in a Global

Security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name.


                         DESCRIPTION OF THE CERTIFICATES

General

     The Certificates will be denominated and distributions with respect thereto will be payable in U.S. dollars (the "Specified Currency"). The Class A-1 Certificates have an aggregate initial Certificate Principal Amount of $21,864,203. The Class A-2 Certificates have an aggregate Certificate Principal Amount of $25,000,000.

The Class A-1 Certificates

     The aggregate "Certificate Principal Amount" of the Class A-1 Certificates will initially be $21,864,203. On any Distribution Date, the aggregate Certificate Principal Amount of the Class A-1 Certificates will be reduced by the positive difference between (i) the semiannual fixed payment made on such Distribution Date and (ii) interest accrued on the aggregate Certificate Principal Amount at an annual rate of 6.50% compounded semiannually from the prior Distribution Date (or, in the case of the initial Distribution Date, such interest accrued from November 15, 1997). The Certificate Principal Amount of any Class A-1 Certificate will represent a pro rata portion of the then-current aggregate Certificate Principal Amount of all outstanding Class A-1 Certificates. See Schedule A below for the amortization schedule of the Class A-1 Certificates.

     The Class A-1 Certificateholders will be entitled to receive, on May 15 and November 15 of each year (or if such date is not a Business Day, the next succeeding Business Day) (each, a "Distribution Date"), commencing May 15, 1998 and ending on the Final Scheduled Distribution Date, the interest, less fees and expense reimbursements paid to the Trustee, if any, received on the Underlying Securities, which will represent a return of principal on the Class A-1 Certificates in accordance with Schedule A, the amortization schedule set forth below, and the payment of interest at a rate of 6.50% per annum on the outstanding principal amount of the Class A-1 Certificates. The Class A-1 Certificates will amortize on each Distribution Date on a level yield basis. The Class A-1 Certificateholders generally will not be entitled to any allocation of any principal payments received on the Underlying Securities.

     Interest on the Class A-1 Certificates will be calculated on a 30/360 basis and will accrue from and including the prior Distribution Date (or, in the case of the first interest accrual period, from and including November 15, 1997) to but excluding the current Distribution Date.

The Class A-2 Certificates

     The aggregate "Certificate Principal Amount" of the Class A-2 Certificates on any determination date will equal the aggregate principal amount of the Underlying Securities in the Trust as of such date. The Certificate Principal Amount of any Class A-2 Certificate will represent a pro rata portion of the then-current aggregate Certificate Principal Amount of all outstanding Class A-2 Certificates and will equal the principal amount of Underlying Securities that the holder of such Class A-2 Certificate is entitled to receive as an in-kind distribution on November 15, 2017. The Class A-2 Certificates will be issued with an aggregate Certificate Principal Amount of $25,000,000 and will not be entitled to distributions of interest. With the exception of an occurrence of a Redemption at the Option of the Underlying Securities Issuer or an advance of maturity date based upon the Underlying Securities Issuer's conditional right to shorten maturity upon the occurrence of a Tax Event, and subject to the occurrence of certain defaults on the Underlying Securities, no cash distributions will be made to the Class A-2 Certificateholders. Instead, on November 15, 2017, the holders of the Class A-2 Certificates outstanding will be entitled to a distribution of all of the Underlying Securities held by the Trust as of such date. On or prior to the 60th day preceding November 15, 2017, the Trustee shall request instructions from the registered Class A-2 Certificateholders regarding the account or accounts to which transfer of the Underlying Securities should be made, and other information relevant to such transfer.

                                   SCHEDULE A
                  AMORTIZATION SCHEDULE--CLASS A-1 CERTIFICATES



                                                                             Total Interest          Outstanding
                                                                             Plus Principal          Principal on
Closing Date or               Interest Payable on  Principal Amortization       Payable on          Closing Date or
Distribution Date              Distribution Date    on Distribution Date    Distribution Date     Distribution Date*
-----------------              -----------------    --------------------    -----------------     ------------------

February 25, 1998..........                                                                          $21,864,203
May 15, 1998...............          $710,587             $273,913                $984,500            21,590,289
November 15, 1998..........           701,684              282,816                 984,500            21,307,473
May 15, 1999...............           692,493              292,007                 984,500            21,015,466
November 15, 1999..........           683,003              301,497                 984,500            20,713,969
May 15, 2000...............           673,204              311,296                 984,500            20,402,673
November 15, 2000..........           663,087              321,413                 984,500            20,081,260
May 15, 2001...............           652,641              331,859                 984,500            19,749,401
November 15, 2001..........           641,856              342,644                 984,500            19,406,756
May 15, 2002...............           630,720              353,780                 984,500            19,052,976
November 15, 2002..........           619,222              365,278                 984,500            18,687,698
May 15, 2003...............           607,350              377,150                 984,500            18,310,548
November 15, 2003..........           595,093              389,407                 984,500            17,921,141
May 15, 2004..............            582,437              402,063                 984,500            17,519,078
November 15, 2004..........           569,370              415,130                 984,500            17,103,948
May 15, 2005...............           555,878              428,622                 984,500            16,675,326
November 15, 2005..........           541,948              442,552                 984,500            16,232,774
May 15, 2006...............           527,565              456,935                 984,500            15,775,839
November 15, 2006..........           512,715              471,785                 984,500            15,304,054
May 15, 2007...............           497,382              487,118                 984,500            14,816,936
November 15, 2007..........           481,550              502,950                 984,500            14,313,986
May 15, 2008...............           465,205              519,295                 984,500            13,794,691
November 15, 2008..........           448,327              536,173                 984,500            13,258,518
May 15, 2009...............           430,902              553,598                 984,500            12,704,920
November 15, 2009..........           412,910              571,590                 984,500            12,133,330
May 15, 2010...............           394,333              590,167                 984,500            11,543,163
November 15, 2010..........           375,153              609,347                 984,500            10,933,816
May 15, 2011...............           355,349              629,151                 984,500            10,304,665
November 15, 2011..........           334,902              649,598                 984,500             9,655,067
May 15, 2012...............           313,790              670,710                 984,500             8,984,356
November 15, 2012..........           291,992              692,508                 984,500             8,291,848
May 15, 2013...............           269,485              715,015                 984,500             7,576,833
November 15, 2013..........           246,247              738,253                 984,500             6,838,580
May 15, 2014...............           222,254              762,246                 984,500             6,076,334
November 15, 2014..........           197,481              787,019                 984,500             5,289,315
May 15, 2015...............           171,903              812,597                 984,500             4,476,718
November 15, 2015..........           145,493              839,007                 984,500             3,637,711
May 15, 2016...............           118,226              866,274                 984,500             2,771,436
November 15, 2016..........            90,072              894,428                 984,500             1,877,008

May 15, 2017...............            61,003              923,497                 984,500               953,511
November 15, 2017..........            30,989              953,511                 984,500                     0

* Principal amount on Closing Date or at close of Distribution Date.

Registration and Denomination

    The Certificates will be delivered in registered form. The Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum principal amounts of $100,000 and integral multiples of $1,000 in excess thereof in the case of both the Class A-1 Certificates and Class A-2 Certificates. One Certificate of each class may be issued in an amount other than an integral multiple of the applicable minimum denomination. Each class of Certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Depositor, the "Clearing Agency"), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be CEDE & Co. ("CEDE"). No holder of any such Certificate will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders with respect to any such Certificates shall refer to actions taken by DTC upon instructions from its Participants. See "--Definitive Certificates" below and "Description of Certificates--Global Securities" in the Prospectus.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Certificates are credited. Additionally, DTC will take such actions with respect to specified voting rights only at the direction and on behalf of participants whose holdings of such Certificates evidence such specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that Participants whose holdings of Certificates evidences such voting rights, authorize divergent action.

Definitive Certificates

     Definitive Certificates will be issued to Certificateholders or their nominees, respectively, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Certificates and the Depositor is unable to locate a qualified successor or
(ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue such Certificates as Definitive Certificates issued in the respective principal amounts owned by the individual owners of such Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Trust Agreement.

Listing on the New York Stock Exchange

     The Class A-1 and Class A-2 Certificates have been authorized for listing, upon official notice of issuance, with the NYSE. There can be no assurance that the Certificates, once listed, will continue to be eligible for trading on the NYSE.

Collections and Distributions

     Except as otherwise provided herein (see "--Default on Underlying Securities" and "--Distributions upon Optional Redemption or Conditional Shortening of Maturity Date" below), collections on the Underlying Securities that are received by the Trustee for a given Collection Period pursuant to the collection procedures described herein and in the Prospectus and deposited from time to time into the Certificate Account will be applied by the Trustee on each applicable Distribution Date to the following distributions in the following order of priority, solely to the extent of Available Funds (as defined below) on such Distribution Date:

         (a) to the Trustee, the Trustee's Fee and reimbursement for any Extraordinary Expenses incurred by the Trustee in accordance with the Trust Agreement pursuant to instructions of not less than 100% of the Certificateholders;

         (b) to the holders of the Class A-1 Certificates, interest at the rate of 6.50% per annum on the principal amount of the Class A-1 Certificates and principal distributable on such Class A-1 Certificates on such Distribution Date; and

         (c) to the holders of the Class A-2 Certificates, on the Final Scheduled Distribution Date only, a distribution of all Underlying Securities held by the Trust as of such date.

     "Available Funds" for any Distribution Date means the sum of all amounts received on or with respect to the Underlying Securities during the preceding Collection Period.

     If the Trustee has not received payment on the Underlying Securities on or prior to a Distribution Date, such distribution will be made upon receipt of payment on the Underlying Securities. No additional amounts will accrue on the Certificates or be owed to Certificateholders as a result of any such delay; provided, however, that any additional interest owed and paid by the Underlying

Securities Issuer as a result of such delay shall be paid to the Class A-1 Certificateholders. In the event of a default on the Underlying Securities, approved Extraordinary Expenses (see "Description of the Trust Agreement--The Trustee" herein) of the Trustee may be reimbursed to the Trustee out of Available Funds before any distributions to Certificateholders are made.

     All amounts received on or with respect to the Underlying Securities, which are not distributed to Certificateholders on the date of receipt, shall be invested by the Trustee in Eligible Investments. Income on such investments will constitute property of the Trust. "Eligible Investments" means, with respect to the Certificates, those investments consistent with the Trust's status as a grantor trust for federal income tax purposes and acceptable to the Rating Agencies as being consistent with the rating of such Certificates, as specified in the Trust Agreement. Generally, Eligible Investments must be limited to obligations or securities that mature not later than the business day prior to the next succeeding Distribution Date.

     There can be no assurance that collections received from the Underlying Securities over a specified period will be sufficient to make all required distributions to the Certificateholders. To the extent Available Funds are insufficient to make any such distributions due to any Class of Certificate, any shortfall will be carried over and will be distributable on the next Distribution Date on which sufficient funds exist to pay such shortfalls.

Exchange of Certificates

     On each Distribution Date, or the next succeeding Business Day if such Distribution Date is not a Business Day, the Depositor or any affiliate of the Depositor may, if its holds Class A-2 Certificates of a certain principal amount and Class A-1 Certificates representing a like percentage of the outstanding principal amount thereof, notify the Trustee, not less than at least 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to such Distribution Date, that it intends to tender such Certificates to the Trustee on such Distribution Date; provided that such distribution will not be made if it would cause the Trustee or Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 or other applicable exemption under the Investment Company Act of 1940. See "Optional Exchange" in the Prospectus. Upon such tender, the Trustee will deliver Underlying Securities having a principal amount equal to the principal amount of the Class A-2 Certificates being tendered to such Certificateholder. The right of the Depositor or any affiliate to effect any such exchange is subject to substantial restrictions as to timing, amount and other matters, as set forth in the Trust Agreement.

Default on Underlying Securities

     In the event of the occurrence of a payment default on the Underlying Securities or an acceleration of the maturity of the Underlying Securities in connection with a default thereon, the Trustee will distribute the Underlying Securities to the Certificateholders in accordance with the Allocation Ratio within 30 days of the occurrence of such default. If, as a result of the minimum denominations of the Underlying Securities, the Trustee cannot distribute the Underlying Securities to the Certificateholders in accordance with the Allocation Ratio, the Trustee will be permitted to sell, in accordance with the

Sales Procedures (as defined in "The Market Agent Agreement-Sale of the Underlying Securities"), such amount of the Underlying Securities as will be necessary in order that the Underlying Securities, together with the proceeds received from the sale of any portion thereof, may be distributed in accordance with the Allocation Ratio.

     As used herein, "Allocation Ratio" means the ratio of the Class A-1 Allocation to the Class A-2 Allocation. The "Class A-1 Allocation" means the present value (discounted at the rate of 6.950% per annum) of the unpaid interest coupons due or to become due on the Underlying Securities on or prior to the Final Scheduled Distribution Date. The "Class A-2 Allocation" means the sum of the present values (discounted at the rate of 6.950% per annum) of (i) the unpaid interest coupons due or to become due on the Underlying Securities after the Final Scheduled Distribution Date and (ii) the principal amount of the Underlying Securities (in each case assuming that the Underlying Securities were paid when due and were not redeemed prior to their stated maturity).

Distributions upon Optional Redemption or Conditional Shortening of Maturity
Date

     In the event of an optional redemption of the Underlying Securities or an early payment as a result of an advance of the maturity date of the Underlying Securities to a date prior to the Final Scheduled Distribution Date upon the occurrence of a Tax Event (see "Description of the Underlying Securities--Conditional Right to Shorten Maturity Upon the Occurrence of a Tax Event" and "Description of the Underlying Securities--Redemption at the Option of the Underlying Securities Issuer" herein), the proceeds of such redemption or early payment will be allocated between the Class A-1 Certificateholders and the Class A-2 Certificateholders in accordance with the Allocation Ratio. Schedule B, which shows the percentages of such payment that would be distributable to the Class A-1 and Class A-2 Certificateholders, respectively, if the redemption or early payment occurred on any semiannual Distribution Date on or prior to November 15, 2017, is set forth below.

                                   SCHEDULE B
                SCHEDULE--RELATIVE PERCENTAGES DISTRIBUTABLE UPON
                     CONDITIONAL SHORTENING OF MATURITY DATE
                             OR OPTIONAL REDEMPTION


Closing Date or                        Class A-1                   Class A-2
Distribution Date                    Certificates                 Certificates                     Sum
-----------------                    ------------                 ------------                     ---

February 25, 1998............           74.45%                       25.55%                       100%
May 15, 1998.................           73.56%                       26.44%                       100%
November 15, 1998............           72.64%                       27.36%                       100%
May 15, 1999.................           71.69%                       28.31%                       100%
November 15, 1999............           70.71%                       29.29%                       100%
May 15, 2000.................           69.69%                       30.31%                       100%
November 15, 2000............           68.64%                       31.36%                       100%
May 15, 2001.................           67.55%                       32.45%                       100%
November 15, 2001............           66.43%                       33.57%                       100%
May 15, 2002.................           65.26%                       34.74%                       100%
November 15, 2002............           64.05%                       35.95%                       100%
May 15, 2003.................           62.81%                       37.19%                       100%
November 15, 2003............           61.52%                       38.48%                       100%
May 15, 2004.................           60.18%                       39.82%                       100%
November 15, 2004............           58.80%                       41.20%                       100%
May 15, 2005.................           57.37%                       42.63%                       100%
November 15, 2005............           55.89%                       44.11%                       100%
May 15, 2006.................           54.36%                       45.64%                       100%
November 15, 2006............           52.77%                       47.23%                       100%
May 15, 2007.................           51.13%                       48.87%                       100%
November 15, 2007............           49.44%                       50.56%                       100%
May 15, 2008.................           47.68%                       52.32%                       100%
November 15, 2008............           45.87%                       54.13%                       100%
May 15, 2009.................           43.99%                       56.01%                       100%
November 15, 2009............           42.04%                       57.96%                       100%
May 15, 2010.................           40.03%                       59.97%                       100%
November 15, 2010............           37.95%                       62.05%                       100%
May 15, 2011.................           35.80%                       64.20%                       100%
November 15, 2011............           33.57%                       66.43%                       100%
May 15, 2012.................           31.27%                       68.73%                       100%
November 15, 2012............           28.88%                       71.12%                       100%
May 15, 2013.................           26.42%                       73.58%                       100%
November 15, 2013............           23.87%                       76.13%                       100%
May 15, 2014.................           21.23%                       78.77%                       100%
November 15, 2014............           18.49%                       81.51%                       100%
May 15, 2015.................           15.67%                       84.33%                       100%
November 15, 2015............           12.74%                       87.26%                       100%

May 15, 2016.................            9.72%                       90.28%                       100%
November 15, 2016............            6.59%                       93.41%                       100%
May 15, 2017.................            3.35%                       96.65%                       100%
November 15, 2017............            0.00%                      100.00%                       100%

                                  THE DEPOSITOR

     Lehman ABS Corporation (the "Depositor") was incorporated in the State of Delaware on January 29, 1988. The Depositor is a wholly owned, special purpose subsidiary of Lehman Commercial Paper Inc. ("LCPI"), which is itself a wholly owned subsidiary of Lehman Brothers Inc. ("Lehman Brothers"), which is a wholly owned subsidiary of Lehman Brothers Holdings Inc. ("Holdings"). None of Lehman Brothers, LCPI, Holdings or the Depositor, nor any affiliate of the foregoing, has guaranteed or is otherwise obligated with respect to the Certificates.

     The principal executive offices of the Depositor are located at Three World Financial Center, New York, New York 10285 (Telephone: (212) 526-4428). See "The Depositor" in the Prospectus.


                       DESCRIPTION OF THE TRUST AGREEMENT

General

     The Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Trust Agreement as executed will be filed by the Depositor with the Commission following the issuance and sale of the Certificates. The Trust created under the Trust Agreement (including the Series 1998-NSC-1 Supplement) will consist of (i) the Underlying Securities and (ii) all payments on or collections in respect of the Underlying Securities due after the Closing Date. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

     The discussions in the Prospectus under "Description of the Trust Agreement--Advances in Respect of Delinquencies," "--Certain Matters Regarding the Administrative Agent and the Depositor" (to the extent the discussion relates to the Administrative Agent), "--Administrative Agent Termination Events; Rights Upon Administrative Agent Termination Event," and "--Evidence as to Compliance" are not applicable to the Certificates.


The Trustee

     The Bank of New York, a New York banking corporation, will act as trustee (the "Trustee") for the Certificates and the Trust pursuant to the Trust Agreement. The Trustee's offices are located at 101 Barclay Street, New York, New York 10286 and its telephone number is (212) 815-5098.

     Pursuant to the Trust Agreement, the Trustee shall receive compensation at the rate set forth in the Trust Agreement payable from Available Funds on each Distribution Date (the "Trustee Fee").

     The Trust Agreement provides that the Trustee may not take any action which, in the Trustee's opinion, would or might cause it to incur Extraordinary Expenses that would be payable out of the Trust property, unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities and (ii) the Trustee has been instructed to do so by Certificateholders representing not less than 100% of the aggregate voting rights of each class of Certificates then outstanding. Extraordinary Expenses so incurred may be reimbursed to the Trustee out of Available Funds on any Distribution Date before any distributions to Certificateholders on such Distribution Date are made.

     "Extraordinary Expenses" are defined in the Trust Agreement as any and all costs, expenses or liabilities arising out of the establishment, existence or administration of the Trust, other than (i) Ordinary Expenses and (ii) costs and expenses payable by a particular Certificateholder, the Trustee or the Depositor pursuant to the Trust Agreement.

     "Ordinary Expenses" are defined in the Trust Agreement and are generally described as the Trustee's ordinary expenses and overhead in connection with its services as Trustee, including (i) the costs and expenses of preparing, sending and receiving all reports, statements, notices, returns, filings, solicitations of consent or instructions, or other communications required by the Trust Agreement, (ii) the costs and expenses of holding and making ordinary collection or payments on the assets of the Trust and of determining and making payments of interest or principal, (iii) the costs and expenses of the Trust's or Trustee's counsel, accountants and other experts for ordinary or routine consultation or advice in connection with the establishment, administration and termination of the Trust, and (iv) any other costs and expenses that are or reasonably should have been expected to be incurred in the ordinary course of administration of the Trust.

Events of Default

     An event of default with respect to the Certificates under the Trust Agreement (an "Event of Default") will consist of (i) a default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period); (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable; and (iii) any other event specified as an "Event of Default" in the Underlying Securities Indenture.

     The Trust Agreement will provide that, within 30 days after the occurrence of an Event of Default in respect of the Certificates, the Trustee will give notice to the Certificateholders, transmitted by mail, of all such uncured or unwaived Events of Default known to it. However, except in the case of an Event of Default relating to the payment of principal of or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the Certificateholders.

      No Certificateholder will have the right to institute any proceeding with respect to the Trust Agreement, unless (i) such Certificateholder previously has given to the Trustee written notice of a continuing breach, (ii) Certificateholders evidencing not less than the Required Percentage--Remedies of the aggregate Voting Rights have requested in writing that the Trustee institute such proceeding in its own name as Trustee, (iii) such Certificateholder or Certificateholders have offered the Trustee reasonable indemnity, (iv) the Trustee has for 15 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by Certificateholders evidencing not less than the Required Percentage--Remedies of the aggregate Voting Rights. "Required Percentage-- Remedies" shall mean 66 2/3% of the Voting Rights.

Voting Rights

     At all times, 100% of all Voting Rights will be allocated between the Class A-1 Certificates and the Class A-2 Certificates in accordance with the Allocation Ratio. Within each such class, Voting Rights shall be allocated among Certificateholders in proportion to the then outstanding principal amounts of their respective Certificates. The "Required Percentage--Amendment" of Voting Rights necessary to consent to such modification or amendment shall be 66 2/3%. Notwithstanding the foregoing, in addition to the other restrictions on modification and amendment, the Trustee will not enter into any amendment or modification of the Trust Agreement which would adversely affect in any material respect the interests of the holders of a class of Certificates without the consent of the holders of 100% of such class of Certificates; provided, however, that no such amendment or modification will be permitted which would alter the status of the Trust as a grantor trust for Federal Income tax purposes. See "Description of the Trust Agreement--Modification and Waiver" in the Prospectus. Further, no amendment will be permitted which would adversely affect in any material respect the interests of Certificateholders of any class without confirmation by each Rating Agency that such amendment will not result in a downgrading or withdrawal of its rating of such Certificates.

Voting of Underlying Securities, Modification of Indenture

     The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such Underlying Securities as permitted by DTC and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from DTC, the Underlying Securities Trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Indenture or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal amounts of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required, after weighting the votes of the Class A-1 Certificateholders and the votes of the Class A-2 Certificateholders according to the Allocation Ratio; provided, however, that, notwithstanding anything to the contrary, the Trustee shall at no time vote or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) alter the status of the Trust as a grantor trust for Federal income tax purposes, (ii) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of an Underlying Securities event of default or an event which with the passage of time would become an Underlying Securities event of default and with the unanimous consent of all outstanding Class A-1 and Class A-2 Certificateholders, or (iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Indenture and only with the consent of Certificateholders representing 100% of the outstanding Class A-1 and Class A-2 Certificates. The Trustee shall have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

     In the event that an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the outstanding Underlying Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Class A-1 and Class A-2 Certificateholders of such offer as promptly as practicable. The Trustee must reject any such offer unless the Trustee is directed by the affirmative vote of all of the holders of the Class A-1 and Class A-2 Certificates to accept such offer and the Trustee has received the tax opinion described above.

     If an event of default under the Indenture occurs and is continuing and if directed by all of the outstanding Class A-1 and Class A-2 Certificateholders, the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities Trustee to declare the unpaid principal balance of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable. In connection with a vote concerning whether to declare the acceleration of the Underlying Securities, the interests of the Certificateholders may differ from each other and from those of other holders of outstanding Debt Securities issued by the

Underlying Securities Issuer.

Termination of the Trust

     The Trust shall terminate upon the earliest to occur of (i) the payment in full or sale of the Underlying Securities by the Trust after a payment default on or an acceleration of the Underlying Securities, (ii) the distribution in full of all amounts due to the Class A-1 and Class A-2 Certificateholders and
(iii) the Final Scheduled Distribution Date. See "Description of the Trust Agreement--Termination" in the Prospectus.

                           THE MARKET AGENT AGREEMENT

Market Agent

     Pursuant to the Market Agent Agreement, dated as of the Closing Date, between Lehman Brothers Inc., solely in its capacity as Market Agent (the "Market Agent"), and the Trust (the "Market Agent Agreement"), the Market Agent shall: (a) act on behalf of the Trust in connection with the sale of such portion, if any, of the Underlying Securities after a payment default on or an acceleration of the Underlying Securities as provided in the Trust Agreement representing fractional interests in the Underlying Securities which cannot be distributed to Certificateholders in kind; and (b) perform its other duties and comply with the provisions set forth in the Market Agent Agreement. The Market Agent is entitled to a customary fee for any sale of the Underlying Securities.

     The Market Agent Agreement provides that the Market Agent has no liability for any act or omission except as results from the Market Agent's negligence or willful misconduct. The Market Agent may assign any and all of its duties, obligations and rights as Market Agent to any organization controlled by or under common control with Lehman Brothers Inc. The Market Agent may at any time resign and be discharged of the duties and obligations created by the Market Agent Agreement by providing at least 30 days notice to the Trustee.

Sale of the Underlying Securities

     Upon receiving notice of a payment default on or an acceleration of the Underlying Securities, the Trustee will be permitted to direct the Market Agent to sell in compliance with the Sale Procedures such amount of the Underlying Securities as will be necessary in order that the Underlying Securities, together with the proceeds received from the sale of any portion thereof, may be distributed in accordance with the Allocation Ratio. The sale and settlement of the liquidation of such portion of the Underlying Securities will occur as soon as practicable after the date of receipt of such notice by the Trustee, and the liquidation proceeds will be deposited into the Certificate Account maintained by the Trustee. Deliveries of the Underlying Securities by the Trust to the Purchaser of such Underlying Securities will only be made against payment in same day funds.

     "Sale Procedures" means, in connection with any sale of a portion of the Underlying Securities, the sale of such Underlying Securities to the highest of not less than three solicited bidders for such Underlying Securities (one of which bidders may include Lehman Brothers Inc. or any one of its affiliates; provided, however, that neither Lehman Brothers Inc. nor any of its affiliates are obligated to bid, and that such bidders need not be limited to recognized broker dealers). In the sole judgment of the Market Agent, bids may be evaluated on the basis of bids for all or a portion of the Underlying Securities being sold or any other basis selected in good faith by the Market Agent. No assurance can be given as to whether the Market Agent will be successful in soliciting bids to purchase the Underlying Securities. The Market Agent shall, prior to any sale of Underlying Securities to Lehman Brothers, Inc. or any of its affiliates, certify in writing to the Trustee that any such purchaser submitted the highest of at least three bids and shall identify the other bidders.


                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

     The following is a general discussion of certain of the material Federal income tax consequences of the purchase, ownership and disposition of the Certificates by an initial holder of Certificates.

     This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all Federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and who do not hold their Certificates as part of a "straddle," a "hedge" or a "conversion transaction," persons that have a "functional currency" other than the U.S. Dollar and investors in pass-through entities. Furthermore, no authority exists concerning the tax treatment of some aspects of the Certificates, and there can be no assurance that the Treasury Department will not issue regulations under Section 1286 of the Code which would modify the treatment described below. Accordingly, the ultimate Federal income tax treatment of the Certificates may differ substantially from that described below. Investors should consult their own tax advisors to determine the Federal, state, local and other tax consequences of the purchase, ownership and disposition of the Certificates.

     The Trust, as discussed below, will be provided with an opinion of Weil, Gotshal & Manges LLP, special Federal tax counsel to the Depositor ("Federal Tax Counsel"), regarding the tax status of the Trust for Federal income tax purposes. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the "Service") or the courts. Prospective investors should note that no rulings have been or will be sought from the Service with respect to any of the Federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

     THE TAX DISCUSSION CONTAINED HEREIN ASSUMES THAT THE AGGREGATE DEEMED PURCHASE PRICE OF THE CERTIFICATES (AS DESCRIBED HEREIN) WILL AT LEAST EQUAL THE STATED PRINCIPAL BALANCE OF THE UNDERLYING SECURITIES AND THAT THE UNDERLYING SECURITIES CONSTITUTE INDEBTEDNESS FOR FEDERAL INCOME TAX PURPOSES.

Tax Status of Trust

     In the opinion of Federal Tax Counsel, the Trust will be classified as a grantor trust, and not as an association (or publicly traded partnership) taxable as a corporation, for Federal income tax purposes. Accordingly, each owner of a Certificate (a "Certificateholder") will be subject to Federal income taxation as if it owned directly the portion of the Underlying Securities allocable to such Certificates and as if it paid directly its share of expenses paid by the Trust.

Income of Certificateholders

     In General. The proper Federal income tax treatment of the Class A-1 Certificates is unclear. Under Code Section 1286, on the date a Certificate is purchased, the security backing the Certificate will be treated as newly issued. The Trust intends to take the position that the Class A-1 Certificates represent interests in a newly-issued selfamortizing debt obligation maturing on the Final Scheduled Distribution Date. Payments on the Certificates made on each Distribution Date will represent partially a return of principal and partially interest on the principal amount of such instrument. Certificateholders under the cash method of accounting would include in income upon receipt that portion of the payment representing interest calculated based upon the Certificate's yield to maturity. The Service, however, could take the position that a Class A-1 Certificate represents an interest in 40 separate newly-issued debt instruments, each consisting of an interest payment stripped from the Underlying Securities and maturing on its respective Distribution Date. Were the Service to take this position, the debt instruments represented by the Class A-1 Certificates would be considered to be issued with original issue discount ("OID") and the holders would be required to accrue income based upon the constant yield method without respect to the receipt of cash. Class A-1 Certificateholders are urged to seek advice of their own tax counsel regarding the effect on them of the purchase of Certificates.

     With respect to the Class A-2 Certificate, under Section 1286, the Underlying Security will be treated as newly issued and will be issued with OID equal to the difference between (i) its stated redemption price at maturity (generally all payments made with respect to the Underlying Securities to the Class A-2 Certificate) and (ii) the Certificate's purchase price (less accrued interest, if any, on the Underlying Securities on the Closing Date to which the Class A-2 Certificateholder may be entitled). Each Class A-2 Certificateholder, regardless of its normal method of accounting, will accrue income, prior to the receipt of cash, in respect of its interest in the Underlying Securities under the rules relating to OID under a method described below that takes account of the compounding of interest, based on the particular Certificateholder's expected yield to maturity.

     OID. A holder of a Class A-2 Certificate (or of the Underlying Securities after the Final Scheduled Maturity Date or redemption of the Certificates), whether using the cash or accrual method of accounting, generally will be required to include OID in income in advance of the receipt of some or all of the related cash payments. The amount of OID includable in income by such holder is the sum of the "daily portions" of OID with respect to each day during the taxable year or portion of the taxable year in which such holder held such obligation ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to the accrual period. Under the Treasury Regulations, the "accrual period" for each obligation may be of any length and may vary in length over the term of the obligation, provided that each accrual period is no longer than one year and each scheduled payment occurs on either the first or last day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the product of each obligation's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). If all accrual periods are of equal length except for either an initial short period or an initial and final short period, the amount of OID allocable to the initial short accrual period may be computed under any reasonable method. The "adjusted issue price" of an interest in an Underlying Security at the start of any accrual period is equal to its purchase price (generally, the purchase price of the Certificate, less any purchased accrued interest) increased by the accrued OID for each prior accrual period and reduced by the amount of any cash payments.

     Because the purchase of a Certificate would be treated as the original issuance on the purchase date of an obligation to make the distributions on the portion of the amounts collected on the Underlying Securities allocable to the Certificates, such purchase should not result in acquisition premium, bond premium or market discount.

     Modification or Exchange of Underlying Securities. Depending upon the circumstances, it is possible that a modification of the terms of the Underlying Securities, including advancing their maturity date following a Tax Event, or a substitution of other assets for the Underlying Securities following a default on the Underlying Securities or following a Tax Event, would be a taxable event to Certificateholders on which they would recognize gain or loss.

Deductibility of Trust's Fees and Expenses

     In computing its Federal income tax liability, a Certificateholder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees paid or incurred by the Trust as provided in Section 162 or 212 of the Code. If a Certificateholder is an individual, estate or trust, the deduction for its share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Purchase and Sale of a Certificate

     A Certificateholder's tax basis in a Certificate generally will equal the cost of such Certificate (A) increased by any amounts of OID and (B) reduced by any payments other than of qualified stated interest on the Underlying Securities made on such Certificate.

     If a Certificate or Underlying Security is sold or redeemed for cash, gain or loss will be recognized in an amount equivalent to the difference between the proceeds of sale or redemption allocable to the Certificateholder (other than amounts allocable to accrued but unpaid interest, if any) and the Certificateholder's adjusted basis in its Certificate or its portion thereof representing its interest in the foregoing. Any gain or loss will be a capital gain or loss if the Certificate was held as a capital asset.

Distributions on Class A-2 Certificates

     The distribution of the Underlying Securities to the Class A-2 Certificateholders upon a default of the Underlying Securities or on the Final Scheduled Distribution Date should not constitute a taxable transaction to the recipients. Similarly, a redemption by the Trust of Certificates in exchange for the Underlying Securities upon the tender by a Certificateholder of Class A-2 Certificates of a certain principal amount and Class A-1 Certificates representing a like percentage of the outstanding principal amount thereof should not constitute a taxable transaction to the Certificateholder. It is unclear, however, whether the receipt of a portion of the Underlying Securities by the Class A- 1 Certificateholders in accordance with the Allocation Ratio upon a default of the Underlying Securities constitutes a taxable transaction to either the Class A-1 or Class A-2 Certificateholders. Certificateholders are urged to consult their own tax advisers with respect to the consequences to them of such a distribution.

Backup Withholding

     Payments made on the Certificates and proceeds from the sale of the Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

Foreign Certificateholders

     To the extent that amounts paid to Certificateholders that are not United States persons ("Foreign Certificate Owners") are treated as interest with respect to Underlying Securities originated after July 18, 1984, such amounts generally will not be subject to the annual 30% withholding tax, provided that such Foreign Certificate Owner (i) does not own at least 10% of the total combined voting power of all classes of stock of the Underlying Securities Issuer (or 10% of the capital or profits of an issuer which is a partnership for federal income tax purposes), (ii) is not a "related controlled foreign corporation," and (iii) fulfills certain certification requirements with respect to the Underlying Securities Issuer. Under such requirements, the holder must certify, under penalties of perjury, that it is not a "United States person" and provide its name and address.

     A "United States person" means a citizen or resident of the U.S., a corporation, partnership or other entity created or organized in or under the laws of the U.S. or any political subdivision thereof, an estate the income of which is includable in gross income for Federal income tax purposes, regardless of its source, or a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. fiduciaries have the authority to control all of its substantial decisions.


                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets are treated as assets of any such plan by reason of such plan's investment in the entity (each, a "Plan").

     In accordance with ERISA's fiduciary standards, before investing in a Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its investment policy and the composition of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code.

     Under a "look-through rule" set forth in Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes under ERISA if the Plan acquires an equity interest in such entity. Thus, unless an exception to the look-through rule applies, an investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be subject to the prohibited transaction provisions under ERISA and the Code.

     If assets of the Trust were deemed to be Plan assets, transactions involving the Depositor, Underwriter, Trustee, Market Agent, Underlying Securities Trustee and the Company might constitute non-exempt prohibited transactions with respect to a Plan holding a Certificate unless (i) one or more prohibited transaction class exemptions ("PTCEs") applies or (ii) in the case of the Company, it is not a disqualified person or party in interest with respect to such Plan. Plans maintained or contributed to by the Depositor, Underwriter,

Trustee, Market Agent, Underlying Securities Trustee and the Company, or any of their affiliates ("Excluded Plans"), should not acquire or hold any Certificate.

     If the Trust is deemed to hold Plan assets, the Underlying Securities would appear to be an indirect loan between the Company and any Plan owning Certificates; however, such loan, by itself, would not constitute a prohibited transaction unless the Company is a party in interest or disqualified person with respect to such Plan.

     The Underwriter is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, and customarily purchases and sells securities for its own account in the ordinary course of its business as a broker-dealer. Accordingly, the sale of Certificates by the Underwriter to Plans may be exempt under PTCE 75-1 if the following conditions are satisfied: (i) the Underwriter is not a fiduciary with respect to the Plan and is a party in interest or disqualified person solely by reason of Section 3(14)(B) of ERISA or Section 4975(e)(2)(B) of the Code or a relationship to a person described in such Sections, (ii) the transaction is at least as favorable to the Plan as an arm's-length transaction with an unrelated party and is not a prohibited transaction within the meaning of Section 503(b) of the Code, and (iii) the Plan maintains for at least six years such records as are necessary to determine whether the conditions of PTCE 75-1 have been met.

     The custodial and other services rendered by the Trustee, Market Agent and Underlying Securities Trustee might be exempt pursuant to Section 408(b)(2) of ERISA and Section 4975(d)(2) of the Code, which exempt services necessary for the establishment or operation of a Plan under a reasonable contract or arrangement and for which no more than reasonable compensation is paid. An arrangement would not be treated as reasonable unless it can be terminated upon reasonably short notice under the circumstances without penalty. The Trustee and the Market Agent may each be terminated upon 60 days prior notice and the approval of Certificateholders owning more than 662/3% of the aggregate beneficial interest of Certificates. The Depositor believes the compensation of the Trustee and Market Agent is reasonable under the circumstances. The statutory exemption for services noted above does not provide exemptive relief from prohibited transactions described in Section 406(b) of ERISA or Section 4975(c)(1)(E) or (F) of the Code. In that regard, a fiduciary with respect to a Plan should consider whether a sale of a portion of the Underlying Securities by the Market Agent to Lehman Brothers Inc. or its affiliates might constitute a non-exempt prohibited transaction by reason of the relationship between the Market Agent and any such purchaser, notwithstanding the sale procedure to accept the highest bid submitted and the certification of the highest bid and identity of bidders to the Trustee, or the possibility that the Market Agent may not solicit Lehman Brothers Inc. and its affiliates to avoid the possibility of a non-exempt prohibited transaction. The Market Agent shall, prior to any sale of Underlying Securities to Lehman Brothers Inc. or any of its affiliates, certify in writing to the Trustee that any such purchaser submitted the highest of at least three bids and shall identify the other bidders.

     Other prohibited transaction class exemptions could apply to the acquisition and holding of Certificates by Plans, and the operation of the Trust, including, but not limited to: PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts) or PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts).

     By acquiring and holding a Certificate, a Plan shall be deemed to have represented and warranted to the Depositor, Trustee, Market Agent and Underwriter that such acquisition and holding of a Certificate does not involve a non-exempt prohibited transaction with respect to such Plan, including with respect to the activities of the Trust.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement, dated February 25, 1998 (the "Underwriting Agreement"), the Depositor has agreed to sell to Lehman Brothers Inc., (an affiliate of the Depositor) (the "Underwriter"), and the Underwriter has agreed to purchase, the Certificates.

     The Depositor has been advised by the Underwriter that the Underwriter proposes to offer the Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of Certificates for whom they may act as agents. The Underwriter and any dealers that participate with the Underwriter in the distribution of Certificates may be deemed to be underwriters, and any profit on the resale of Certificates by them may be deemed to be underwriting discounts, or commissions under the Securities Act. Discounts and concessions to dealers will vary but will not exceed 2.5% of the face amount of the Certificates.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect thereof.

     Lehman Brothers Inc. is an affiliate of the Depositor, and the participation by Lehman Brothers Inc. in the offering of the Certificates complies with Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

                                  LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for the Depositor and the Underwriter by Weil, Gotshal & Manges LLP, New York, New York.

                                     RATINGS

     It is a condition to the issuance of the Certificates that the Certificates have ratings assigned by Moody's Investors Service, Inc. ("Moody's") and by

Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") equivalent to the ratings of the Underlying Securities, which, as of the date of this Prospectus Supplement, were "Baa1" by Moody's and "BBB+" by S&P. It is expected that the ratings of the Certificates will change if the ratings of the Underlying Securities Change.

     The rating of the Certificates by Moody's addresses the likelihood that Certificateholders will receive the timely payment of interest and principal on a semi-annual basis beginning on May 15, 1998 and lasting until the Final Scheduled Distribution Date. The rating of the Certificates by S&P addresses the likelihood of timely receipt of interest on the Class A-1 Certificates or any Underlying Securities distributed in respect of the Class A-2 Certificates and ultimate receipt of principal on any Underlying Securities distributed in respect of the Class A-2 Certificates. The ratings address the likelihood of the receipt by Certificateholders of payments required under the Trust Agreement, and are based primarily on the credit quality of the Underlying Securities. The rating on the Certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Underlying Securities, and the corresponding effect on yield to investors.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of similar ratings on different securities.

     The Depositor has not requested a rating on the Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Certificates by the Rating Agencies.

                             INDEX OF DEFINED TERMS

accrued OID .........................................                 S-32
adjusted issue price ................................                 S-32
Administrative or Judicial Action ...................            S-9, S-19
Allocation Ratio ....................................            S-4, S-25
Available Funds .....................................                 S-24
Business Day ........................................                  S-6
capital assets ......................................                 S-30
CEDE ................................................                 S-23
Certificate Principal Amount ........................                 S-21
Certificateholder ...................................            S-1, S-31
Certificates ........................................             S-1, S-3
Class A-1 Allocation ................................            S-4, S-25
Class A-1 Certificateholders ........................             S-1, S-4
Class A-2 Allocation ................................            S-5, S-25
Class A-2 Certificateholders ........................             S-1, S-4
Clearing Agency .....................................                 S-23

Closing Date ........................................             S-1, S-3
Code ................................................                 S-30
Company .............................................  S-1, S-3, S-8, S-12
Comparable Treasury Issue ...........................                 S-18
Comparable Treasury Price ...........................                 S-18
Conrail .............................................                 S-12
Consolidated Net Tangible Assets ....................                 S-15
CUSIP Numbers .......................................                  S-6
CSX .................................................                 S-12
Debt Securities .....................................                 S-13
Depositary ..........................................                 S-20
Depositor ...........................................       S-1, S-3, S-27
disqualified persons ................................                 S-33
Distribution Date ...................................       S-1, S-4, S-21
DOL .................................................                 S-33
DTC .................................................       S-2, S-6, S-20
EDGAR ...............................................           S-10, S-13
Eligible Investments ................................                 S-24
ERISA ...............................................            S-7, S-33
Event of Default ....................................                 S-28
Events of Default ...................................                 S-17
Excluded Plans ......................................                 S-34
Extraordinary Expenses ..............................                 S-27
Federal Tax Counsel .................................                 S-31
Final Scheduled Distribution Date ...................        S-1, S-3, S-4
Foreign Certificate Owners ..........................                 S-33
Funded Debt .........................................                 S-15
Global Security .....................................                 S-20
Holdings ............................................                 S-27
Indebtedness ........................................                 S-15
Indenture ...........................................                 S-13
Independent Investment Banker .......................                 S-18
Intangible Assets ...................................                 S-15
IRA .................................................                  S-7
Keogh ...............................................                  S-7
LCPI ................................................                 S-27
Lehman Brothers .....................................                 S-27
Liens ...............................................                 S-16
Market Agent ........................................                 S-30
Market Agent Agreement ..............................                 S-30

Moody's .............................................       S-1, S-6, S-35
NAVL ................................................                 S-12
NS Railway ..........................................                 S-12
NYSE ................................................             S-1, S-6
Obligation ..........................................                 S-14
OID .................................................                 S-31
Ordinary Expenses  ..................................                 S-28
Participants ........................................                  S-2

participants ........................................                 S-20
parties in interest .................................                 S-33
Plan ................................................            S-7, S-33
Primary Treasury Dealer .............................                 S-18
Principal Subsidiary ................................                 S-14
Prospectus for the Underlying Securities ............                 S-13
PTCEs ...............................................                 S-34
Purchase Money Lien .................................                 S-14
Receivables .........................................                 S-16
Record Dates ........................................                  S-6
Reference Treasury Dealer ...........................                 S-18
Reference Treasury Dealer Quotations ................                 S-18
Regulation ..........................................                 S-33
Restricted Subsidiary ...............................                 S-16
S&P .................................................       S-1, S-6, S-35
Sale Procedures .....................................                 S-30
SEC .................................................           S-10, S-13
Securitization Subsidiary ...........................                 S-16
Securitization Transaction ..........................                 S-16
Series Supplement ...................................            S-3, S-12
Service .............................................                 S-31
Specified Currency ..................................            S-6, S-21
Standard Terms ......................................            S-3, S-12
STB .................................................                 S-13
Subsidiary ..........................................                 S-14
Tax Event ...........................................            S-9, S-19
Treasury Yield ......................................                 S-18
Trust ...............................................             S-1, S-3
Trust Agreement .....................................            S-3, S-12
Trust Assets ........................................                  S-3
Trustee .............................................       S-1, S-3, S-27
Trustee Fee .........................................            S-3, S-27
Underlying Securities ...............................             S-1, S-3
Underlying Securities CUSIP Number ..................                  S-9
Underlying Securities Interest Payment Dates ........                  S-8
Underlying Securities Interest Rate .................                  S-8
Underlying Securities Issuer ........................  S-1, S-3, S-8, S-12
Underlying Securities Maturity Date .................                  S-8
Underlying Securities Original Issue Date ...........                  S-8
Underlying Securities Record Dates ..................                 S-10
Underlying Securities Trustee .......................           S-10, S-13
Underwriter .........................................            S-1, S-35
Underwriting Agreement ..............................                 S-35
United States person ................................                 S-33

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
PROSPECTUS

                               Trust Certificates
                              (Issuable in Series)
                             Lehman ABS Corporation
                                    Depositor

         The Trust Certificates (the "Certificates") offered hereby and by supplements (each a "Prospectus Supplement") to this Prospectus will be offered from time to time in one or more series (each a "Series") and in one or more classes within each such Series (each a "Class"), denominated in dollars or in one or more foreign or composite currencies, including the European Currency Unit ("ECU"). Certificates of each respective Series and Class will be offered on terms to be determined at the time of sale as described in the related Prospectus Supplement accompanying the delivery of this Prospectus. Certificates may be sold for United States dollars or for one or more foreign or composite currencies, and the principal of, premium on, if any, and any interest to be distributed in respect of Certificates may be payable in United States dollars or in one or more foreign or composite currencies. Each Series and Class of Certificates may be issuable as individual securities in registered form without coupons ("Registered Certificates") or in bearer form with or without coupons attached ("Bearer Certificates") or as one or more global securities in registered or bearer form (each a "Global Security").

         Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a publicly issued, fixed income debt security or a pool of such debt securities (the "Underlying Securities"), together with certain other assets described herein and in the related Prospectus Supplement (such assets, together with the Underlying Securities, the "Deposited Assets"), to be deposited in a trust (the "Trust") for the benefit of holders of Certificates of such Series ("Certificateholders") by Lehman ABS Corporation (the "Depositor") pursuant to a Trust Agreement and a series supplement thereto with respect to any given Series (collectively, the "Trust Agreement") among the Depositor, the administrative agent, if any (the "Administrative Agent") and the trustee (the "Trustee") named in the related Prospectus Supplement. The Underlying Securities will be purchased by the Depositor in the secondary market (either directly or through an affiliate of the Depositor), and will not be acquired from the issuer thereof as part of any distribution by or pursuant to any agreement with such issuer. The Underlying Securities discussed herein and in the related Prospectus Supplement represent the obligation of one or more corporations, banking organizations or insurance companies organized under the laws of the United States or any State, which are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and which, in accordance therewith, file reports and other information with the Securities Exchange Commission. If so specified in the related Prospectus Supplement, the Trust for a Series of Certificates may also include, or the Certificateholders of such Certificates may have the benefit of, any combination of insurance policies, letters of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the Deposited Assets (collectively, "Credit Support").
See "Description of Certificates" and "Description of Deposited Assets and Credit Support."


         Each Class of Certificates of any Series will represent the right, which may be senior to those of one or more of the other Classes of such Series, to receive specified portions of payments of principal, interest and certain other amounts on the Deposited Assets in the manner described herein and in the related Prospectus Supplement. A Series may include two or more Classes differing as to the timing, sequential order or amount of distributions of principal, interest or premium and one or more Classes within such Series may be subordinated in certain respects to other Classes of such Series.

         Except as otherwise provided herein and in the applicable Prospectus Supplement, the Depositor's only obligations with respect to each Series of Certificates will be, pursuant to certain representations and warranties concerning the Deposited Assets, to assign and deliver the Deposited Assets and certain related documents to the applicable Trustee and, in certain cases, to provide for the Credit Support, if any. The principal obligations of an Administrative Agent, if any is specified in the applicable Prospectus Supplement, with respect to a Series of Certificates will be pursuant to its contractual administrative obligations and, only as and to the extent provided in the related Prospectus Supplement, its obligation to make certain cash advances in the event of payment delinquencies on the Deposited Assets. See "Description of the Trust Agreement--Advances in Respect of Delinquencies."

         The Certificates of each Series will not represent an obligation of or interest in the Depositor, any Administrative Agent or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor the Deposited Assets (unless, and only as and to the extent otherwise specified in such Prospectus Supplement) will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, any Administrative Agent or their respective affiliates.

         Prospective investors should consider the factors set forth herein under "Risk Factors," beginning on page 4.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
           ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The Certificates may be offered and sold to or through underwriters, through dealers or agents or directly to purchasers, as more fully described under "Plan of Distribution" and in the related Prospectus Supplement. This Prospectus may not be used to consummate sales of Certificates offered hereby unless accompanied by a Prospectus Supplement.

                               LEHMAN BROTHERS


December 12, 1997

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement relating to a Series of Certificates to be offered thereby and hereby will set forth, among other things, the following with respect to such Series: (a) the specific designation and aggregate principal amount or, if applicable, notional amount, (b) the currency or currencies in which the principal (the "Specified Principal Currency"), premium, if any (the "Specified Premium Currency"), and any interest (the "Specified Interest Currency") are distributable (the Specified Principal Currency, the Specified Premium Currency and the Specified Interest Currency being collectively referred to as the "Specified Currency"), (c) the number of Classes of such Series and, with respect to each Class of such Series, its designation, aggregate principal amount or, if applicable, notional amount and authorized denominations, (d) certain information concerning the type, characteristics and specifications of the Deposited Assets and any Credit Support for such Series or Class, (e) the relative rights and priorities of each such Class (including the method for allocating collections from the Deposited Assets to the Certificateholders of each Class and the relative ranking of the claims of the Certificateholders of each Class to such Deposited Assets), (f) the name of the Trustee and the Administrative Agent, if any, for such Series, (g) the Pass-Through Rate (as defined below) or the terms relating to the applicable method of calculation thereof, (h) the time and place of distribution (each such date, a "Distribution Date") of any interest, premium (if any) and/or principal (if any), (i) the date of issue, (j) the Final Scheduled Distribution Date (as defined in the Prospectus Supplement), if applicable, (k) the offering price,
(l) any exchange, whether mandatory or optional, the redemption terms and any other specific terms of Certificates of each such Series or Class. See "Description of Certificates--General" for a listing of other items that may be specified in the applicable Prospectus Supplement.

                              AVAILABLE INFORMATION

         Each Trust is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith the Depositor files on behalf of each Trust reports and other information with the Securities and Exchange Commission (the "Commission"). Reports with respect to each Trust and other information concerning each Trust can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web (the "Web") at "http://www.sec.gov" at which users can view and download copies of reports, proxy, information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor does not intend to send any financial reports to Certificateholders.

         Reports and other information concerning each Trust can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         The Depositor has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration

Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Certificates. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by the Depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to and subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Depositor will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Secretary of Lehman ABS Corporation, 3 World Financial Center, New York, New York 10285. Telephone requests for such copies should be directed to the Secretary of Lehman ABS Corporation at (212) 526-5594.

                        REPORTS TO CERTIFICATEHOLDERS

         Except as otherwise specified in the applicable Prospectus Supplement, unless and until Definitive Certificates (as defined below) are issued, on each Distribution Date unaudited reports containing information concerning the related Trust will be prepared by the related Trustee and sent on behalf of each Trust only to Cede & Co. ("Cede"), as nominee of DTC and registered holder of the Certificates. See "Description of Certificates--Global Securities" and "Description of the Trust Agreement--Reports to Certificateholders; Notices." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, on behalf of each Trust, will cause to be filed with the Commission such periodic reports as are required under the Exchange Act.

                         IMPORTANT CURRENCY INFORMATION

         Purchasers are required to pay for each Certificate in the Specified Principal Currency for such Certificate. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of a Certificate having a Specified Principal Currency other than U.S. dollars, Lehman Brothers Inc. (the "Offering Agent") will arrange for the exchange of U.S. dollars into such Specified Principal Currency to enable the purchaser to pay for such Certificate. Such request must be made on or before the fifth Business Day (as defined below) preceding the date of delivery of such Certificate or by such later date as is determined by the Offering Agent. Each such exchange will be made by the Offering Agent on such terms and subject to such conditions, limitations and charges as the Offering Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.

         References herein to "U.S. dollars," "U.S.$," "USD," "dollar" or "$" are to the lawful currency of the United States.

                                  RISK FACTORS

         Limited Liquidity. There will be no market for any Series (or Class within such Series) of Certificates prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of such Certificates.

         Certain Legal Aspects. The applicable Prospectus Supplement may set forth certain legal considerations that are applicable to a specific Series (or Class or Classes within such Series) of Certificates being offered in connection with that Prospectus Supplement or the assets deposited in or assigned to the related Trust.

         Limited Obligations and Interests. The Certificates will not represent a recourse obligation of or interest in the Depositor or any of its affiliates. Unless otherwise specified in the applicable Prospectus Supplement, the Certificates of each Series will not be insured or guaranteed by any government agency or instrumentality, the Depositor, any person affiliated with the Depositor or the Trust, or any other person. The obligations, if any, of the Depositor with respect to the Certificates of any Series will only be pursuant to certain limited representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty. If, for example, the Depositor were required to repurchase an Underlying Security with respect to which the Depositor has breached a representation or warranty, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the seller of such Underlying Security to the Depositor, or from a reserve fund established to provide funds for such repurchases. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor has no obligation to establish or maintain any such reserve fund.

         Credit Support; Limited Assets. Although the Trust for any Series (or Class of such Series) of Certificates may include, or the Certificateholders of such Certificates may have the benefit of, certain assets which are designed to support the payment upon, or otherwise ensure the servicing or distribution with respect to, the Deposited Assets related to such Series or Class as described in the related Prospectus Supplement, the Certificates do not represent obligations of the Depositor, any Administrative Agent or any of their affiliates and, unless otherwise specified in the applicable Prospectus Supplement, are not insured or guaranteed by the Depositor, any Administrative Agent, any of their affiliates or any other person or entity. Accordingly, Certificateholders' receipt of distributions in respect of the Certificates will depend entirely on the performance of and the Trust's receipt of payments with respect to the Deposited Assets and any Credit Support identified in the related Prospectus Supplement. See "Description of Deposited Assets and Credit Support."

         Maturity and Redemption Considerations. The timing of distributions of interest, premium (if any) and principal of any Series (or of any Class within such Series) of Certificates is affected by a number of factors, including the performance of the related Deposited Assets, the extent of any early redemption, repayment or extension of maturity with respect to the related Underlying Securities (including acceleration resulting from any default or rescheduling resulting from the bankruptcy or similar proceeding with respect to a Underlying Securities Issuer (as defined below)) and the manner and priority in which collections from such Underlying Securities and any other Deposited Assets are allocated to each Class of such Series. Certain of these factors may be influenced by a variety of accounting, tax, economic, social and other factors. The related Prospectus Supplement will discuss any calls, puts or other redemption options, any extension of maturity provisions and certain other terms applicable to such Underlying Securities and any other Deposited Assets. See "Maturity and Yield Considerations."

         Tax Considerations. The Federal income tax consequences of the purchase, ownership and disposition of the Certificates and the tax treatment of the Trust will depend on the specific terms of the Certificates, the Trust, any Credit Support and the Deposited Assets. See the description under "Certain Federal Income Tax Consequences" in the related Prospectus Supplement.

         Ratings of the Certificates. At the time of issue, the Certificates of any given Series (or each Class of such Series that is offered hereby) will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies (a "Rating Agency"). Unless otherwise specified in the applicable Prospectus Supplement, the rating of any Series or Class of Certificates is based primarily on the related Deposited Assets and any Credit Support and the relative priorities of the Certificateholders of such Series or Class to receive collections from, and to assert claims against, the Trust with respect to such Deposited Assets and any Credit Support. The rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. There can be no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. Any

Class or Classes of a given Series of Certificates may not be offered pursuant to this Prospectus, in which case such Class or Classes may or may not be rated in an investment grade category by a Rating Agency.

         Global Securities. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series (or, if more than one Class exists, each Class of such Series) will initially be represented by one or more Global Securities deposited with, or on behalf of, a Depositary (as defined below) and will not be issued as individual Definitive Certificates to the purchasers of such Certificates. Consequently, unless and until such individual Definitive Certificates of a particular Series or Class are issued, such purchasers will not be recognized as Certificateholders under the Trust Agreement. Hence, until such time, such purchasers will only be able to exercise the rights of Certificateholders indirectly through the Depositary and its respective participating organizations and, as a result, the ability of any such purchaser to pledge that Certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to such Certificate, may be limited. See "Description of Certificates--Global Securities" and "Limitations on Issuance of Bearer Certificates" and any further description contained in the related Prospectus Supplement.

         Currency Risks. The Certificates of any given Series (or Class within such Series) may be denominated in a currency other than U.S. dollars to the extent specified in the applicable Prospectus Supplement. This Prospectus does not describe all the risks of an investment in such Certificates, and the Depositor disclaims any responsibility to advise prospective purchasers of such risks as they exist from time to time. Prospective purchasers of such Certificates should consult their own financial and legal advisors as to the risks entailed by an investment in such Certificates denominated in a currency other than U.S. dollars. See "Currency Risks."

         Passive Nature of the Trust. The Trustee with respect to any Series of Certificates will hold the Deposited Assets for the benefit of the Certificateholders. Each Trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any Underlying Securities Issuer or the value of the Deposited Assets. Under certain circumstances the holders of the Certificates may direct the Trustee to dispose of the Underlying Securities or take certain other actions in respect of the Deposited Assets.

         In addition, the Prospectus Supplement for each Series of Certificates will set forth information regarding additional risk factors, if any, applicable to such Series (and each Class within such Series).

                                THE DEPOSITOR

         The Depositor was incorporated in the State of Delaware on January 29, 1988, as an indirect, wholly-owned, limited-purpose subsidiary of Lehman Brothers Inc. The principal office of the Depositor is located in 3 World Financial Center, New York, New York 10285. Its telephone number is (212) 526-5594.

         The Certificate of Incorporation of the Depositor provides that the Depositor may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell Certificates. The Certificate of Incorporation of the Depositor provides that any securities, except for subordinated securities, issued by the Depositor must be rated in one of the four highest categories available by any Rating Agency rating the Series. Formation of a grantor trust will not relieve the Depositor of its obligation to issue only securities, except for subordinated securities, rated in one of the four highest rating categories. Pursuant to the terms of the Trust Agreement, the Depositor may not issue any securities which would result in the lowering of the then current ratings of the outstanding Certificates of any Series.


                                 USE OF PROCEEDS

         Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds to be received from the sale of each Series or Class of Certificates (whether or not offered hereby) will be used by the Depositor to purchase the related Deposited Assets and arrange certain Credit Support including, if specified in the related Prospectus Supplement, making required deposits into any reserve account or the applicable Certificate Account (as defined below) for the benefit of the Certificateholders of such Series or Class. Any remaining net proceeds, if any, will be used by the Depositor for general corporate purposes.

                             FORMATION OF THE TRUST

         The Depositor will assign the Deposited Assets for each Series of Certificates to the Trustee named in the applicable Prospectus Supplement, in its capacity as Trustee, for the benefit of the Certificateholders of such Series. See "Description of the Trust Agreement--Assignment of Deposited Assets." The Trustee named in the applicable Prospectus Supplement will administer the Deposited Assets pursuant to the Trust Agreement and will receive a fee for such services (the "Trustee's Fee"). Any Administrative Agent named in the applicable Prospectus Supplement will perform such tasks as are specified therein and in the Trust Agreement and will receive a fee for such services (the "Administration Fee") as specified in the Prospectus Supplement. See "Description of the Trust Agreement--Collection and Other Administrative Procedures" and "--Retained Interest; Administrative Agent Compensation and Payment of Expenses." The Trustee or an Administrative Agent, if applicable, will either cause the assignment of the Deposited Assets to be recorded or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Deposited Assets.

         Unless otherwise stated in the Prospectus Supplement, the Depositor's assignment of the Deposited Assets to the Trustee will be without recourse. To the extent provided in the applicable Prospectus Supplement, the obligations of an Administrative Agent so named therein with respect to the Deposited Assets will consist primarily of its contractual--administrative obligations, if any, under the Trust Agreement, its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets in amounts described under "Description of the Trust Agreement--Advances in Respect of Delinquencies," and its obligations, if any, to purchase Deposited

Assets as to which there has been a breach of certain representations and warranties or as to which the documentation is materially defective. The obligations of an Administrative Agent, if any, named in the applicable Prospectus Supplement to make advances will be limited to amounts which any such Administrative Agent believes ultimately would be recoverable under any Credit Support, insurance coverage, the proceeds of liquidation of the Deposited Assets or from other sources available for such purposes. See "Description of the Trust Agreement--Advances in Respect of Delinquencies."

         Unless otherwise provided in the related Prospectus Supplement, each Trust will consist of (i) such Deposited Assets, or interests therein, exclusive of any interest in such assets (the "Retained Interest") retained by the Depositor or any previous owner thereof, as from time to time are specified in the Trust Agreement; (ii) such assets as from time to time are identified as deposited in the related Certificate Account; (iii) property, if any, acquired on behalf of Certificateholders by foreclosure or repossession and any revenues received thereon; (iv) those elements of Credit Support, if any, provided with respect to any Class within such Series that are specified as being part of the related Trust in the applicable Prospectus Supplement, as described therein and under "Description of Deposited Assets and Credit Support--Credit Support;" (v) the rights of the Depositor under the agreement or agreements entered into by the Trustee on behalf of the Certificateholders which constitute, or pursuant to which the Trustee has acquired, such Deposited Assets; and (vi) the rights of the Trustee in any cash advances, reserve fund or surety bond, if any, as described under "Description of the Trust Agreement--Advances in Respect of Delinquencies."

         In addition, to the extent provided in the applicable Prospectus Supplement, the Depositor will obtain Credit Support for the benefit of the Certificateholders of any related Series (or Class within such Series) of Certificates.


                        MATURITY AND YIELD CONSIDERATIONS

         Each Prospectus Supplement will, to the extent applicable, contain information with respect to the type and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), repayment (at the option of the holders thereof) or extension of maturity. The provisions of the Underlying Securities with respect to the foregoing will, unless otherwise specified in the applicable Prospectus Supplement, affect the weighted average life of the related Series of Certificates.

         The effective yield to holders of the Certificates of any Series (and Class within such Series) may be affected by certain aspects of the Deposited Assets or any Credit Support or the manner and priorities of allocations of collections with respect to such Deposited Assets between the Classes of a given Series. With respect to any Series of Certificates, the Underlying Securities of which consist of one or more redeemable securities, extendable securities or securities subject to a third-party call option, the yield to maturity of such Series (or Class within such Series) may be affected by any optional or mandatory redemption or repayment or extension of the related Underlying Securities prior to the stated maturity thereof. A variety of tax, accounting, economic, and other factors will influence whether a corporate issuer exercises any right of redemption in respect of its securities. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Underlying Security redeemable at the option of the Underlying Security Issuer will be repaid prior to its stated maturity.

         Unless otherwise specified in the related Prospectus Supplement, each of the Underlying Securities will be subject to acceleration upon the occurrence of certain Underlying Security Events of Default (as defined below). The maturity and yield on the Certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Outstanding Debt Securities by the holders thereof. See "Description of Deposited Assets and Credit Support--Underlying Securities Indenture." If a Underlying Securities Issuer becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected. A variety of factors influence the performance of private debt issuers and correspondingly may affect a Underlying Securities Issuer's ability to satisfy its obligations under the Underlying Securities, including the company's operating and financial condition, leverage, and social, geographic, legal and economic factors.

         The extent to which the yield to maturity of such Certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

         The yield to maturity of any Series (or Class) of Certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such Certificates, to the extent that the Pass-Through Rate (as defined below) for such Series (or Class) is based on variable or adjustable interest rates. With respect to any Series of Certificates representing an interest in a pool of corporate debt securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Pass-Through Rates applicable to such Certificates may affect the yield thereon.


         The Prospectus Supplement for each Series of Certificates will set forth additional information regarding yield and maturity considerations applicable to such Series (and each Class within such Series) and the related Deposited Assets, including the applicable Underlying Securities.


                           DESCRIPTION OF CERTIFICATES

         Each Series (or, if more than one Class exists, the Classes within such Series) of Certificates will be issued pursuant to a Trust Agreement and a separate series supplement thereto among the Depositor, the Administrative Agent, if any, and the Trustee named in the related Prospectus Supplement, a form of which Trust Agreement is attached as an exhibit to the Registration Statement. The provisions of the Trust Agreement (as so supplemented) may vary depending upon the nature of the Certificates to be issued thereunder and the nature of the Deposited Assets, Credit Support and related Trust. The following summaries describe certain provisions of the Trust Agreement which may be applicable to each Series of Certificates. The applicable Prospectus Supplement for a Series of Certificates will describe any provision of the Trust Agreement that materially differs from the description thereof contained in this Prospectus. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of Trust Agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the Certificates. Article and section references in parentheses below are to articles and sections in the Trust Agreement. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used herein with respect to any Series, the term "Certificate" refers to all the Certificates of that Series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires.

         A copy of the applicable series supplement to the Trust Agreement relating to each Series of Certificates issued from time to time will be filed by the Depositor as an exhibit to a Current Report on Form 8-K to be filed with the Commission following the issuance of such Series.

General

         There is no limit on the amount of Certificates that may be issued under the Trust Agreement, and the Trust Agreement will provide that Certificates of the applicable Series may be issued in multiple Classes (Section 5.01). The Series (or Classes within such Series) of Certificates to be issued under the Trust Agreement will represent the entire beneficial ownership interest in the Trust for such Series created pursuant to the Trust Agreement and each such Class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such Trust, all as identified and described in the applicable Prospectus Supplement. See "Description of Deposited Assets and Credit Support--Collections."

         Reference is made to the related Prospectus Supplement for a description of the following terms of the Series (and, if applicable, Classes within such Series) of Certificates in respect of which this Prospectus and such Prospectus Supplement are being delivered: (i) the title of such Certificates;
(ii) the Series of such Certificates and, if applicable, the number and designation of Classes of such Series; (iii) certain information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related Trust by the Depositor (and, with respect to any Underlying Security which at the time of such deposit represents a significant portion of all such Deposited Assets and any related Credit Support, certain information concerning the terms of each such Underlying Security, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained); (iv) the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each Class thereof; (v) the dates on which or periods during which such Series or Classes within such Series may be issued (each, an "Original Issue Date"), the offering price thereof and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such Series or Classes within such Series will be distributable; (vi) if applicable, the relative rights and priorities of each such Class (including the method for allocating collections from and defaults or losses on the Deposited Assets to the Certificateholders of each such Class); (vii) whether the Certificates of such Series or each Class within such Series are Fixed Rate Certificates or Floating Rate Certificates (each as defined below) and the applicable interest rate (the "Pass-Through Rate") for each such class including the applicable rate, if fixed (a "Fixed Pass-Through Rate"), or the terms relating to the particular method of calculation thereof applicable to such Series or each Class within such Series, if variable (a "Variable Pass-Through Rate"), the date or dates from which such interest will accrue, the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such Series or Class will be distributable and the related Record Dates (as defined in the related Prospectus Supplement), if any; (viii) the option, if any, of any Certificateholder of such Series or Class to withdraw a portion of the assets of the Trust in exchange for surrendering such Certificateholder's Certificate or of the Depositor or Administrative Agent, if any, or another third party to purchase or repurchase any Deposited Assets (in each case to the extent not inconsistent with the Depositor's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part; (ix) the rating of each Series or each Class within such Series offered hereby (provided, however, that one or more Classes within such Series not offered hereunder may be unrated or may be rated below investment grade); (x) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Series or Class within such Series will be issuable; (xi) whether the Certificates of any Class within a given Series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Certificates") and the applicable terms thereof; (xii) whether the Certificates of such Series or of any Class within such Series are to be issued as Registered Certificates or Bearer Certificates or both and, if Bearer Certificates are to be issued, whether coupons ("Coupons") will be attached thereto; whether Bearer Certificates of such Series or Class may be exchanged for Registered Certificates of such Series or Class and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made; (xiii) whether the Certificates of such Series or of any Class within such series are to be issued in the form of one or more Global Securities and, if so, the identity of the Depositary (as defined below), if other than The Depository Trust Company, for such Global Security or Securities; (xiv) if a temporary Certificate is to be issued with respect to such Series or any Class within such Series, whether any interest thereon distributable on a Distribution Date prior to the issuance of a Definitive Certificate of such Series or Class will be credited to the account of the persons entitled thereto on such Distribution Date; (xv) if a temporary Global Security is to be issued with respect to such Series or Class, the terms upon which beneficial interests in such temporary Global Security may be exchanged in whole or in part for beneficial interests in a definitive Global Security or for individual Definitive Certificates (as defined below) of such Series or Class and the terms upon which beneficial interests in a definitive Global Security, if any, may be exchanged for individual Definitive Certificates of such Series or Class; (xvi) if other than U.S. dollars, the Specified Currency applicable to the Certificates of such Series or Class for purposes of denominations and distributions on such Series or each Class within such Series and the circumstances and conditions, if any, when such Specified Currency may be changed, at the election of the Depositor or a Certificateholder, and the currency or currencies in which any principal of or any premium or any interest on such Series or Class are to be distributed pursuant to such election; (xvii) any additional Administrative Agent Termination Events (as defined below), if applicable, provided for with respect to such Class; (xviii) all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of Certificateholders of such Series and each Class within such Series required with respect to certain actions by the Depositor or the applicable Administrative Agent, if any, or Trustee under the Trust Agreement or with respect to the applicable Trust; and (xix) any other terms of such Series or Class within such Series of Certificates not inconsistent with the provisions of the Trust Agreement relating to such Series.

         Unless otherwise indicated in the applicable Prospectus Supplement, Certificates of each Series (including any Class of Certificates not offered hereby) will be issued only as Registered Certificates in denominations of $1,000 and any integral multiple thereof and will be payable only in U.S. dollars (Section 5.01). The authorized denominations of Registered Certificates of a given Series or Class within such Series having a Specified Currency other than U.S. dollars will be set forth in the applicable Prospectus Supplement.

         The United States Federal income tax consequences and the consequences of the Employee Retirement Income Security Act of 1974, as amended, relating to any Series or any Class within such Series of Certificates will be described in the applicable Prospectus Supplement. Furthermore, after September 1, 1997, an election may be made to treat a Trust as a "financial asset securitization investment trust" ("FASIT"). To date, Treasury regulations have not been issued describing the federal income tax consequences to holders of interests in FASIT's of owning such interests. The Prospectus Supplement relating to any Class or Series of Certificates representing interests in a FASIT will describe the federal income tax consequences of the purchase and ownership of such Certificates. In addition, any risk factors, the specific terms and other information with respect to the issuance of any Series or Class within such Series of Bearer Certificates or Certificates on which the principal of and any premium and interest are distributable in a Specified Currency other than U.S. dollars will be described in the applicable Prospectus Supplement relating to such Series or Class. Unless otherwise specified in the applicable Prospectus Supplement, the U.S. dollar equivalent of the public offering price or purchase price of a Certificate having a Specified Principal Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Principal Currency on the applicable issue date. As specified in the applicable Prospectus Supplement, such determination will be made by the Depositor, the Trustee, the Administrative Agent, if any, or an agent thereof as exchange rate agent for each Series of Certificates (the "Exchange Rate Agent").

         Unless otherwise provided in the applicable Prospectus Supplement, Registered Certificates may be transferred or exchanged for like Certificates of the same Series and Class at the corporate trust office or agency of the applicable Trustee in the City and State of New York, subject to the limitations provided in the Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith (Section 5.04). Bearer Certificates will be transferable by delivery. Provisions with respect to the exchange of Bearer Certificates will be described in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, Registered Certificates may not be exchanged for Bearer Certificates. The Depositor may at any time purchase Certificates at any price in the open market or otherwise. Certificates so purchased by the Depositor may, at the discretion of the Depositor, be held or resold or surrendered to the Trustee for cancellation of such Certificates.

Distributions

         Distributions allocable to principal, premium (if any) and interest on the Certificates of each Series (and Class within such Series) will be made in the Specified Currency for such Certificates by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). If the Specified Currency for a given Series or Class within such Series is other than U.S. dollars, the Administrative Agent, if any, or otherwise the Trustee will (unless otherwise specified in the applicable Prospectus Supplement)

arrange to convert all payments in respect of each Certificate of such Series or Class to U.S. dollars in the manner described in the following paragraph. The Certificateholder of a Registered Certificate of a given Series or Class within such Series denominated in a Specified Currency other than U.S. dollars may (if the applicable Prospectus Supplement and such Certificate so indicate) elect to receive all distributions in respect of such Certificate in the Specified Currency by delivery of a written notice to the Trustee and Administrative Agent, if any, for such Series not later than fifteen calendar days prior to the applicable Distribution Date, except under the circumstances described under "Currency Risks--Payment Currency" below. Such election will remain in effect until revoked by written notice to such Trustee and Administrative Agent, if any, received by each of them not later than fifteen calendar days prior to the applicable Distribution Date.

         Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Registered Certificate of a given Series or Class within such Series having a Specified Currency other than U.S. dollars, the amount of any U.S dollar distribution in respect of such Registered Certificate will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable Distribution Date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Offering Agent and another of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such Distribution Date, of the aggregate amount payable in such Specified Currency on such payment date in respect of all Registered Certificates. All currency exchange costs will be borne by the Certificateholders of such Registered Certificates by deductions from such distributions. If no such bid quotations are available, such distributions will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Depositor's control, in which case such distributions will be made as described under "Currency Risks--Payment Currency" below. The applicable Prospectus Supplement will specify such information with respect to Bearer Certificates.

         Unless otherwise provided in the applicable Prospectus Supplement and except as provided in the succeeding paragraph, distributions with respect to Certificates will be made (in the case of Registered Certificates) at the corporate trust office or agency of the Trustee specified in the applicable Prospectus Supplement in The City of New York or (in the case of Bearer Certificates) at the principal London office of the applicable Trustee; provided, however, that any such amounts distributable on the final Distribution Date of a Certificate will be distributed only upon surrender of such Certificate at the applicable location set forth above (Sections 4.01 and 9.01). Except as otherwise provided in the applicable Prospectus Supplement, no distribution on a Bearer Certificate will be made by mail to an address in the United States or by wire transfer to an account maintained by the Certificateholder thereof in the United States.

         Unless otherwise specified in the applicable Prospectus Supplement, distributions on Registered Certificates in U.S. dollars will be made, except as provided below, by check mailed to the Registered Certificateholders of such Certificates (which, in the case of Global Securities, will be a nominee of the Depositary); provided, however, that, in the case of a Series or Class of Registered Certificates issued between a Record Date and the related Distribution Dates, interest for the period beginning on the issue date for such Series or Class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will, unless otherwise specified in the applicable Prospectus Supplement, be distributed on the next succeeding Distribution Date to the Registered Certificateholders of the Registered Certificates of such Series or Class on the related Record Date. A Certificateholder of $10,000,000 (or the equivalent thereof in a Specified Principal Currency other than U.S. dollars) or more in aggregate principal amount of Registered

Certificates of a given Series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Series not later than fifteen calendar days prior to the applicable Distribution Date. Simultaneously with the election by any Certificateholder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such Certificateholder shall provide appropriate wire transfer instructions to the Trustee for such Series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

         Except as otherwise specified in the applicable Prospectus Supplement, "Business Day" with respect to any Certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York or (b) if the Specified Currency for such Certificate is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of ECU, shall be Brussels, Belgium) and (ii) if the Pass-Through Rate for such Certificate is based on LIBOR, a London Banking Day. "London Banking Day" with respect to any Certificate means any day on which dealings in deposits in the Specified Currency of such Certificate are transacted in the London interbank market. The Record Date with respect to any Distribution Date for a Series or Class of Registered Certificates shall be specified as such in the applicable Prospectus Supplement.

Interest on the Certificates

         General. Each Class of Certificates (other than certain Classes of Strip Certificates) of a given Series may have a different Pass-Through Rate, which may be a Fixed or Variable Pass-Through Rate, as described below. In the case of Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance, such distributions of interest will be in an amount (as to any Distribution Date, "Stripped Interest") described in the related Prospectus Supplement. For purposes hereof, "Notional Amount" means the notional principal amount specified in the applicable Prospectus Supplement on which interest on

Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a Class of Strip Certificates herein or in a Prospectus Supplement does not indicate that such Certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related Prospectus Supplement.

         Fixed Rate Certificates. Each Series (or, if more than one Class exists, each Class within such Series) of Certificates with a Fixed Pass-Through Rate ("Fixed Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (as defined below) (or Notional Amount, if applicable), from its Original Issue Date, or from the last date to which interest has been paid, at the Fixed Pass-Through Rate stated on the face thereof and in the applicable Prospectus Supplement until the principal amount thereof is distributed or made available for repayment (or in the case of Fixed Rate Certificates with no or a nominal principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable Prospectus Supplement, the Pass- Through Rate for such Series or any such Class or Classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each Series or Class of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such Prospectus Supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

         Floating Rate Certificates. Each Series (or, if more than one Class exists, each Class within such Series) of Certificates with a Variable Pass-Through Rate ("Floating Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date to the first Interest Reset Date (as defined below) for such Series or Class at the initial Pass-Through Rate set forth on the face thereof and in the applicable Prospectus Supplement ("Initial Pass-Through Rate"). Thereafter, the Pass-Through Rate on such Series or Class for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, except that if so specified in the applicable Prospectus Supplement, the Spread or Spread Multiplier on such Series or any such Class or Classes of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. The applicable Prospectus Supplement, unless otherwise specified therein, will designate one of the following Base Rates as applicable to a Floating Rate Certificate: (i) LIBOR (a "LIBOR Certificate"),
(ii) the Commercial Paper Rate (a "Commercial Paper Rate Certificate"), (iii) the Treasury Rate (a "Treasury Rate Certificate"), (iv) the Federal Funds Rate (a "Federal Funds Rate Certificate"), (v) the CD Rate (a "CD Rate Certificate") or (vi) such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is set forth in such Prospectus Supplement and in such Certificate. The "Index Maturity" for any Series or Class of Floating Rate Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publications, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

         As specified in the applicable Prospectus Supplement, Floating Rate Certificates of a given Series or Class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable Prospectus Supplement ("Maximum Pass-Through Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Pass-Through Rate"). In addition to any Maximum Pass-Through Rate that may be applicable to any Series or Class of Floating Rate Certificates, the Pass-Through Rate applicable to any Series or Class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Floating Rate Certificates will be governed by the law of the State of New York and, under such law as of the date of this Prospectus, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis.

         The Depositor will appoint, and enter into agreements with, agents (each a "Calculation Agent") to calculate Pass-Through Rates on each Series or Class of Floating Rate Certificates. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each Series or Class of Floating Rate Certificates. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given Series or Class.

         The Pass-Through Rate on each Class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such Class, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Prospectus Supplement. Interest Reset Dates with respect to each

Series, and any Class within such Series of Floating Rate Certificates, will be specified in the applicable Prospectus Supplement; provided, however, that unless otherwise specified in such Prospectus Supplement, the Pass-Through Rate in effect for the ten days immediately prior to the Final Scheduled Distribution Date (as defined in the Prospectus Supplement) will be that in effect on the tenth day preceding such Final Scheduled Distribution Date. If an Interest Reset Date for any Class of Floating Rate

Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, specified in the applicable Prospectus Supplement.

         Unless otherwise specified in the applicable Prospectus Supplement, interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such Series or Class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

         With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Certificate Principal Balance of such Certificate (or, in the case of a Strip Certificate with no or a nominal Certificate Principal Balance, the Notional Amount specified in the applicable Prospectus Supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Prospectus Supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360, in the case of LIBOR Certificates, Commercial Paper Rate Certificates, Federal Funds Rate Certificates and CD Rate Certificates or by the actual number of days in the year, in the case of Treasury Rate Certificates. For purposes of making the foregoing calculation, the Variable Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

         Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the Pass-Through Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

         Interest on any Series (or Class within such Series) of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable Prospectus Supplement.


         Upon the request of the holder of any Floating Rate Certificate of a given Series or Class, the Calculation Agent for such Series or Class will provide the Pass-Through Rate then in effect and, if determined, the Pass-Through Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

         (1) CD Rate Certificates. Each CD Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

         Unless otherwise specified in the applicable Prospectus Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the CD Rate Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such CD Rate Calculation Date, such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate

Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

         The "CD Rate Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.


         (2) Commercial Paper Rate Certificates. Each Commercial Paper Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

         Unless otherwise specified in the applicable Prospectus Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Certificate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Commercial Paper Rate Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Commercial Paper Rate Calculation Date, such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

         "Money Market Yield" shall be a yield calculated in accordance with the following formula:

         Money Market Yield =  D X 360 X 100
                               -------------
                               360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the specified Index Maturity.

         The "Commercial Rate Paper Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

         (3) Federal Funds Rate Certificates. Each Federal Funds Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

         Unless otherwise specified in the applicable Prospectus Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Federal Funds Rate Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date, such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective);" provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate). Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Federal Funds Rate Certificate that resets daily, the Pass-Through Rate on such Certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Certificate on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rate in effect with respect to each such day in such week.

         The "Federal Funds Rate Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

         (4) LIBOR Certificates. Each LIBOR Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

         With respect to LIBOR indexed to the offered rate for U.S. dollar deposits, unless otherwise specified in the applicable Prospectus Supplement, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Certificate as follows:


                  (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. "Reuters Screen LIBO Page" means the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Certificate.

                  (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as specified in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

         If LIBOR with respect to any LIBOR Certificate is indexed to the offered rates for deposits in a currency other than U.S. dollars, the applicable Prospectus Supplement will set forth the method for determining such rate.


         (5) Treasury Rate Certificates. Each Treasury Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

         Unless otherwise specified in the applicable Prospectus Supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Certificates-Treasury bills-auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Treasury Rate Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Treasury Rate Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Certificate and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

         The "Treasury Rate Determination Date" for such Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. Unless otherwise specified in the applicable Prospectus Supplement, if an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Certificate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

         The "Treasury Rate Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

Principal of the Certificates

         Unless the related Prospectus Supplement provides otherwise, each Certificate (other than certain Classes of Strip Certificates) will have a "Certificate Principal Balance" which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets and other assets included in the related Trust. Unless otherwise specified in the related Prospectus Supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such Certificate of the Class or Classes entitled thereto (in the manner and priority specified in such Prospectus Supplement) until the aggregate Certificate Principal Balance of such Class or Classes has been reduced to zero. The outstanding Certificate Principal Balance of a Certificate will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related Series, by the amount of any net losses realized on any Deposited Asset ("Realized Losses") allocated thereto. Unless the related Prospectus Supplement provides otherwise, the initial aggregate Certificate Principal Balance of all Classes of Certificates of a Series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Certificate Principal Balance of a Series and each Class thereof will be specified in the related Prospectus Supplement. Distributions of principal of any Class of Certificates will be made on a pro rata basis among all the Certificates of such Class. Strip Certificates with no Certificate Principal Balance will not receive distributions of principal.

Foreign Currency Certificates

         If the specified currency of any Certificate is not U.S. dollars (a "Foreign Currency Certificate"), certain provisions with respect thereto will be set forth in the related Prospectus Supplement which will specify the denominations, the currency or currencies in which the principal and interest with respect to such Certificate are to be paid and any other terms and conditions relating to the non-U.S. dollar denominations or otherwise applicable to the Certificates.

Indexed Certificates

         From time to time, the Trust may offer a Series of Certificates ("Indexed Certificates"), the principal amount payable at the stated maturity date of which (the "Indexed Principal Amount") and/or interest with respect to which is determined by reference to (i) the rate of exchange between the specified currency for such Certificate and the other currency or composite currency (the "Indexed Currency") specified therein; (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates;
(iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates; or
(iv) such other objective price or economic measure as are described in the related Prospectus Supplement. The manner of determining the Indexed Principal Amount of an Indexed Certificate, and historical and other information concerning the Indexed Currency, Indexed Commodity, Stock Index or other price or economic measure used in such determination, will be set forth in the related Prospectus Supplement, together with any information concerning tax consequences to the Holders of such Indexed Certificates.

         Except as otherwise specified in the related Prospectus Supplement, interest on an Indexed Certificate will be payable based on the amount designated in the related Prospectus Supplement as the "Face Amount" of such Indexed Certificate. The related Prospectus Supplement will describe whether the principal amount of the related Indexed Certificate that would be payable upon redemption or repayment prior to the stated maturity date will be the Face Amount of such Indexed Certificate, the Indexed Principal Amount of such Indexed Certificate at the time of redemption or repayment, or another amount described in such Prospectus Supplement.

Dual Currency Certificates

         Certificates may be issued as dual currency certificates ("Dual Currency Certificates"), in which case payments of principal and/or interest in respect of Dual Currency Certificates will be made in such currencies, and rates of exchange will be calculated upon such bases, as indicated in the Certificates and described in the related Prospectus Supplement. Other material terms and conditions relating to Dual Currency Certificates will be set forth in the Certificates and the related Prospectus Supplement.

Optional Exchange

         If a holder may exchange Certificates of any given Series for a pro rata portion of the Deposited Assets, an "Exchangeable Series," the terms upon which a holder may exchange Certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust will be specified in the related Prospectus Supplement and/or the related Trust Agreement; provided that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with the Depositor's and such Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. Such terms may relate to, but are not limited to, the following:

                  (a) a requirement that the exchanging holder tender to the Trustee Certificates of each Class within such Exchangeable Series;


                  (b) a minimum Certificate Principal Balance or Notional Amount, as applicable, with respect to each Certificate being tendered for exchange;

                  (c) a requirement that the Certificate Principal Balance or Notional Amount, as applicable, of each Certificate tendered for exchange be an integral multiple of an amount specified in the Prospectus Supplement;

                  (d) specified dates during which a holder may effect such an exchange (each, an "Optional Exchange Date");

                  (e) limitations on the right of an exchanging holder to receive any benefit upon exchange from any Credit Support or other non-Underlying Securities deposited in the applicable Trust; and

                  (f) adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses as set forth in the applicable Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, in order for a Certificate of a given Exchangeable Series (or Class within such Exchangeable Series) to be exchanged by the applicable

Certificateholder, the Trustee for such Certificate must receive, at least 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to an Optional Exchange Date (i) such Certificate with the form entitled "Option to Elect Exchange" on the reverse thereof duly completed or (ii) in the case of Registered Certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such Registered Certificate, the Certificate Principal Balance or Notional Amount of such Registered Certificate to be exchanged, the certificate number or a description of the tenor and terms of such Registration Certificate, a statement that the option to elect exchange is being exercised thereby and a guarantee that the Registered Certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the Registered Certificate duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such Registered Certificate and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Certificate by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a Certificate for less than the entire Certificate Principal Balance of such Certificate provided that the Certificate Principal Balance or Notional Amount, as applicable, of such

Certificate remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related Prospectus Supplement are satisfied. Upon such partial exchange, such Certificate shall be cancelled and a new Certificate or Certificates for the remaining Certificate Principal Balance thereof shall be issued (which, in the case of any Registered Certificate, shall be in the name of the holder of such exchanged Certificate).

         Unless otherwise specified in the applicable Prospectus Supplement, because initially and until Definitive Certificates are issued, each Certificate will be represented by a Global Security, the Depositary's nominee will be the Certificateholder of such Certificate and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depositary's nominee will timely exercise a right of exchange with respect to a particular Certificate, the beneficial owner of such Certificate must instruct the broker or other direct or indirect participant through which it holds an interest in such Certificate to notify the Depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

         Unless otherwise provided in the applicable Prospectus Supplement, upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Deposited Assets, as described in such Prospectus Supplement, the applicable Certificateholder will be entitled to receive a distribution of a pro rata share of the Deposited Assets related to the Exchangeable Series (and Class within such Exchangeable Series) of the Certificate being exchanged, in the manner and to the extent described in such Prospectus Supplement. Alternatively, to the extent so specified in the applicable Prospectus Supplement, the applicable Certificateholder, upon satisfaction of such conditions, may direct the related Trustee to sell, on behalf of such Certificateholder, such pro rata share of the Deposited Assets, in which event the Certificateholder shall be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by such Trustee in facilitating such sale, subject to any additional adjustments set forth in the Prospectus Supplement.

Global Securities

         Unless otherwise specified in the applicable Prospectus Supplement, all Certificates of a given Series (or, if more than one Class exists, any given Class within that Series) will, upon issuance, be represented by one or more Global Securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (for Registered Certificates denominated and payable in U.S. dollars), or such other depositary identified in the related Prospectus Supplement (the "Depositary"), and registered in the name of a nominee of the Depositary. Global Securities may be issued in either registered or bearer form and in either temporary or definitive form. See "Limitations on Issuance of Bearer Certificates" for provisions applicable to Certificates issued in bearer form. Unless and until it is exchanged in whole or in part for the individual Certificates represented thereby (each a "Definitive Certificate"), a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor (Sections 5.02 and 5.04).

         The Depository Trust Company has advised the Depositor as follows: The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its participating organizations and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with such Depositary ("participants") in such securities through electronic book-entry changes in the accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Such Depositary's participants include securities brokers and dealers (including the Offering Agent), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own such Depositary. Access to such Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company has confirmed to the Depositor that it intends to follow such procedures.

         Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, if applicable, of the individual Certificates represented by such Global Security to the accounts of its participants. The accounts to be accredited shall be designated by the underwriters of such Certificates, or, if such Certificates are offered and sold directly through one or more agents, by the Depositor or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

         So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole Certificateholder of the individual Certificates represented by such Global Security for all purposes under the Trust Agreement governing such Certificates. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Certificates represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Certificates and will not be considered the Certificateholder thereof under the Trust Agreement governing such Certificates. Because the Depositary can only act on behalf of its participants, the ability of a holder of any Certificate to pledge that Certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to such Certificate, may be limited due to the lack of a physical certificate for such Certificate.

         Subject to the restrictions discussed under "Limitations on Issuance of Bearer Certificates" below, distributions of principal of (and premium, if any) and any interest on individual Certificates represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the Certificateholder of such Global Security. None of the Depositor, the Administrative Agent, if any, the Trustee for such Certificates, any paying agent or the Certificate registrar for such Certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

         The Depositor expects that the Depositary for Certificates of a given Class and Series, upon receipt of any distribution of principal, premium or interest in respect of a definitive Global Security representing any of such Certificates, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Depositor also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed below under "Limitations on Issuance of Bearer Certificates" below.

         If the Depositary for Certificates of a given Class of any Series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Depositor within ninety days, the Depositor will issue individual Definitive Certificates in exchange for the Global Security or Securities representing such Certificates. In addition, the Depositor may at any time and in its sole discretion determine not to have any Certificates of a given Class represented by one or more Global Securities and, in such event, will issue individual Definitive Certificates of such Class in exchange for the Global Security or Securities representing such Certificates. Further, if the Depositor so specifies with respect to the Certificates of a given Class, an owner of a beneficial interest in a Global Security representing Certificates of such Class may, on terms acceptable to the Depositor and the

Depositary of such Global Security, receive individual Definitive Certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Definitive Certificates of the Class represented by such Global Security equal in principal amount or notional amount, if applicable, to such beneficial interest and to have such Definitive Certificates registered in its name (if the Certificates of such Class are issuable as Registered Certificates). Individual Definitive Certificates of such Class so issued will be issued (a) as Registered Certificates in denominations, unless otherwise specified by the Depositor or in the related Prospectus Supplement, of $1,000 and integral multiples thereof if the Certificates of such Class are issuable as Registered Certificates, (b) as Bearer Certificates in the denomination or denominations specified by the Depositor or as specified in the related Prospectus Supplement if the Certificates of such Class are issuable as Bearer Certificates or (c) as either Registered or Bearer Certificates, if the Certificates of such Class are issuable in either form (Section 5.03). See "Limitations on Issuance of Bearer Certificates" below for a description of certain restrictions on the issuance of individual Bearer Certificates in exchange for beneficial interests in a Global Security.

         The applicable Prospectus Supplement will set forth any specific terms of the depositary arrangement with respect to any Class or Series of Certificates being offered thereby to the extent not set forth or different from the description set forth above.


               DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

General

         Each Certificate of each Series (or if more than one Class exists, each Class (whether or not each such Class is offered hereby) within such Series) will represent an ownership interest specified for such Series (or Class) of Certificates in a designated, publicly issued, fixed income debt security or a pool of such debt securities (the "Underlying Securities"), purchased by the Depositor (or an affiliate thereof) in the secondary market and assigned to a Trust as described in the applicable Prospectus Supplement. The Underlying Securities will represent direct obligations of one or more corporations, banking organizations or insurance companies organized under the laws of the United States or any state, which are subject to the informational requirements of the Exchange Act and which, in accordance therewith, file reports and other information with the Commission (with respect to each Underlying Security, an "Underlying Securities Issuer").

         This Prospectus relates only to the Certificates offered hereby and does not relate to the Underlying Securities. The following description of the Underlying Securities is intended only to summarize certain characteristics of the Underlying Securities the Depositor is permitted to deposit in a Trust and does not purport to be a complete description of any Underlying Security prospectus, and Underlying Securities Indenture (as defined below) and as qualified by the applicable Underlying Securities Indenture.

Underlying Securities Indenture

         General. Unless otherwise specified in the related Prospectus Supplement, each Underlying Security will have been issued pursuant to an agreement (each, a "Underlying Securities Indenture") between the Underlying Securities Issuer and a trustee (the "Underlying Securities Trustee"). Unless otherwise specified, the Underlying Securities Indenture and the Underlying Securities Trustee will be qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Underlying Securities Indenture will contain certain provisions required by the Trust Indenture Act.

         Certain Covenants. Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases any of its subsidiary's ability to: (i) consolidate, merge, or transfer or lease assets; (ii) incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets, or to incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; (iii) declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any. An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to certain exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities or both.

         The Underlying Securities Indenture related to one or more Underlying Securities included in a Trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein. To the extent that the Underlying Securities are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either. There can be no assurance that any such provision will protect the Trust as a holder of the Underlying Securities against losses. The Prospectus Supplement used to offer any Series of Certificates will describe material covenants in relation to any Concentrated Underlying Security (as defined below) and, as applicable, will describe material covenants which are common to any pool of Underlying Securities.

         Events of Default. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof: (i) failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period); (ii) failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities; (iii) failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities; and (iv) certain events of insolvency or bankruptcy with respect to the Underlying Securities Issuer.

         Remedies. Indentures generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

         Each Underlying Securities Indenture may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The Prospectus Supplement with respect to any Series of Certificates will describe the events of default under the Underlying Securities Indenture with respect to any Concentrated Underlying Security ("Underlying Security Events of Default") and applicable remedies with respect thereto. With respect to any Trust comprised of a pool of securities, the applicable Prospectus Supplement will describe certain common Underlying Security Events of Default with respect to such pool. There can be no assurance that any such provision will protect the Trust, as a holder of the Underlying Securities, against losses. If an Underlying Security Event of Default occurs and the Trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of an Underlying Security and any accrued and unpaid interest thereon to be due and payable, the Certificateholders' objectives may differ from those of holders of other securities of the same series and class as any Underlying Security ("Outstanding Debt Securities") in determining whether to declare the acceleration of the Underlying Securities.

         Subordination. As set forth in the applicable Prospectus Supplement, certain of the Underlying Securities with respect to any Trust may be either senior ("Senior Underlying Securities") or subordinated ("Subordinated Underlying Securities") in right to payment to other existing or future indebtedness of the Underlying Securities Issuer. With respect to Subordinated Underlying Securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Underlying Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, the Trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the Underlying Securities Issuer. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding the Trust as a holder of Senior Underlying Securities would receive all payments in respect of such securities even if holders of subordinated securities receive amounts in respect of such securities. Reference is made to the Prospectus Supplement used to offer any Series of Certificates for a description of any subordination provisions with respect to any Concentrated Underlying Securities and the percentage of Senior Underlying Securities and Subordinated Underlying Securities, if any, in a Trust comprised of a pool of securities.

         Secured Obligations. Certain of the Underlying Securities with respect to any Trust may represent secured obligations of the Underlying Securities Issuer ("Secured Underlying Securities"). Generally, unless an event of default shall have occurred and is continuing, or with respect to certain collateral or as otherwise set forth in the indenture pursuant to which such securities were offered and sold, an issuer of secured obligations generally has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain certain provisions for release, substitution or disposition of collateral under certain circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of certain events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

         The Underlying Securities Indenture with respect to any Secured Underlying Security may include, some, all or none of the foregoing provisions or variations thereof. The Prospectus Supplement used to offer any Series of Certificates which includes Concentrated Underlying Securities which are Secured Underlying Securities, will describe the security provisions of such Underlying Securities and the related collateral. With respect to any Trust comprised of a pool of securities, a substantial portion of which are Secured Underlying Securities, the applicable Prospectus Supplement will disclose certain general information with respect to such security provisions and the collateral.

Principal Economic Terms of Underlying Securities

         Reference is made to the applicable Prospectus Supplement with respect to each Series of Certificates for a description of the following terms, as applicable, of any Concentrated Underlying Security: (i) the title and series of such Underlying Securities, the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other obligations of the Underlying Securities Issuer; (iii) whether any of the obligations are secured or unsecured and the nature of any collateral; (iv) the limit, if any, upon the aggregate principal amount of such debt securities; (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable; (vi) the rate or rates or the method of determination thereof, at which such Underlying Securities will bear interest, if any ("Underlying Securities Rate"); the date or dates from which such interest will accrue ("Underlying Securities Interest Accrual Periods"); and the dates on which such interest will be payable ("Underlying Securities Payment Dates"); (vii) the obligation, if any, of the Underlying Securities Issuer to redeem the Outstanding Debt Securities pursuant to any sinking fund or analogous provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the Underlying Securities Issuer; (ix) whether the Underlying Securities were issued at a price lower than the principal amount thereof; (x) if other than United States dollars, the foreign or composite currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Underlying Securities will be made (the "Underlying Securities Currency"), and the circumstances, if any, when such currency of payment may be changed; (xi) material events of default or restrictive covenants provided for with respect to such Underlying Securities; (xii) the rating thereof, if any; and (xiii) any other material terms of such Underlying Securities.

         With respect to a Trust comprised of a pool of Underlying Securities, the related Prospectus Supplement will describe the composition of the Underlying Securities pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (ii), (iii),
(v), (vi), (vii), (viii) and (ix) of the preceding paragraph and any other material terms regarding such pool of securities.

         In addition to the foregoing, with respect to each Concentrated Underlying Security the applicable Prospectus Supplement will disclose the identity of the applicable obligor and the Underlying Securities Trustee, and will describe the existence and type of certain information that is made publicly available by each obligor regarding such Underlying Security or Underlying Securities and will disclose where and how prospective purchasers of the Certificates may obtain such publicly available information with respect to each such obligor. Such publicly available information will typically consist of the quarterly and annual reports filed under the Exchange Act by such issuer with, and which are available from, the Commission.

         If an issuer of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, the Depositor, on behalf of the Trust, will continue to be subject to the reporting requirements of the Exchange Act, but certain information with respect to such issuer may be unavailable.

Other Deposited Assets

         In addition to the Underlying Securities, the Depositor may also deposit into a given Trust, or the Trustee on behalf of the Certificateholders of a Trust may enter into an agreement constituting or providing for the purchase of, to the extent described in the related Prospectus Supplement, certain assets related or incidental to one or more of such Underlying Securities or to some other asset deposited in the Trust, including hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars), cash and assets ancillary or incidental to the foregoing or to the Underlying Securities (including assets obtained through foreclosure or in settlement of claims with respect thereto) and direct obligations of the United States (all such assets for any given Series, together with the related Underlying Securities, the "Deposited Assets"). The applicable Prospectus Supplement will, to the extent appropriate, contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Underlying Securities.

         Unless otherwise specified in the related Prospectus Supplement, the Deposited Assets for a given Series of Certificates and the related Trust will not constitute Deposited Assets for any other Series of Certificates and the related Trust and the Certificates of each Class of a given Series possess an equal and ratable undivided ownership interest in such Deposited Assets. The applicable Prospectus Supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given Series may be beneficially owned solely by or deposited solely for the benefit of one Class or a group of Classes within such Series. In such event, the other Classes of such Series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

Credit Support

         As specified in the applicable Prospectus Supplement for a given Series of Certificates, the Trust for any Series of Certificates may include, or the

Certificateholders of such Series (or any Class or group of Classes within such Series) may have the benefit of, Credit Support for any Class or group of Classes within such Series. Such Credit Support may be provided by any combination of the following means described below or any other means described in the applicable Prospectus Supplement. The applicable Prospectus Supplement will set forth whether the Trust for any Class or group of Classes of Certificates contains, or the Certificateholders of such Certificates have the benefit of, Credit Support and, if so, the amount, type and other relevant terms of each element of Credit Support with respect to any such Class or Classes and certain information with respect to the obligors of each such element, including financial information with respect to any such obligor providing Credit Support for 20% or more of the aggregate principal amount of such Class or Classes unless such obligor is subject to the informational requirements of the Exchange Act.

         Subordination. As discussed below under "--Collections," the rights of the Certificateholders of any given Class within a Series of Certificates to receive collections from the Trust for such Series and any Credit Support obtained for the benefit of the Certificateholders of such Series (or Classes within such Series) may be subordinated to the rights of the Certificateholders of one or more other Classes of such Series to the extent described in the related Prospectus Supplement. Such subordination accordingly provides some additional credit support to those Certificateholders of those other Classes. For example, if losses are realized during a given period on the Deposited Assets relating to a Series of Certificates such that the collections received thereon are insufficient to make all distributions on the Certificates of such Series, those realized losses would be allocated to the Certificateholders of any Class of any such Series that is subordinated to another Class, to the extent and in the manner provided in the related Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, certain amounts otherwise payable to Certificateholders of any Class that is subordinated to another Class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "--Reserve Accounts" and in the related Prospectus Supplement.

         If so provided in the related Prospectus Supplement, the Credit Support for any Series or Class of Certificates may include, in addition to the subordination of certain Classes of such Series and the establishment of a reserve account, any of the other forms of Credit Support described below. Any such other forms of Credit Support that are solely for the benefit of a given Class will be limited to the extent necessary to make required distributions to the Certificateholders of such Class or as otherwise specified in the related Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, the obligor of any other forms of Credit Support may be reimbursed for amounts paid pursuant to such Credit Support out of amounts otherwise payable to one or more of the Classes of the Certificates of such Series.


         Letter of Credit; Surety Bond. The Certificateholders of any Series (or Class or group of Classes of Certificates within such Series) may, if specified in the applicable Prospectus Supplement, have the benefit of a letter or letters of credit (a "Letter of Credit") issued by a bank (a "Letter of Credit Bank") or a surety bond or bonds (a "Surety Bond") issued by a surety company (a "Surety"). In either case, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to cause the Letter of Credit or the Surety Bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the related Prospectus Supplement, the payment of such fees or premiums is otherwise provided for. The Trustee or such other person specified in the applicable Prospectus Supplement will make or cause to be made draws under the Letter of Credit or the Surety Bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable Prospectus Supplement. Any amounts otherwise available under the Letter of Credit or the Surety Bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable Prospectus Supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

         Unless otherwise specified in the applicable Prospectus Supplement, in the event that the Letter of Credit Bank or the Surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the related Prospectus Supplement, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to obtain or cause to be obtained a substitute Letter of Credit or Surety Bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any Letter of Credit Bank or any Surety, as applicable, will continue to satisfy such requirements or that any such substitute Letter of Credit, Surety Bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the Letter of Credit or the Surety Bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original Letter of Credit or Surety Bond.

         Reserve Accounts. If so provided in the related Prospectus Supplement, the Trustee or such other person specified in the Prospectus Supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the Trustee) (a "Reserve Account") any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Account may be funded through application of a portion of collections received on the Deposited Assets for a given Series of

Certificates, in the manner and priority specified in the applicable Prospectus Supplement. Amounts deposited in such Reserve Account may be distributed to

Certificateholders of such Class or group of Classes within such Series, or may be used for other purposes, in the manner and to the extent provided in the related Prospectus Supplement. Amounts deposited in any Reserve Account will be invested in certain permitted investments by, or at the direction of, the Trustee, the Depositor or such other person named in the related Prospectus Supplement.

Collections

         The Trust Agreement will establish procedures by which the Trustee or such other person specified in the Prospectus Supplement is obligated, for the benefit of the Certificateholders of each Series of Certificates, to administer the related Deposited Assets, including making collections of all payments made thereon, depositing such collections from time to time prior to any applicable Distribution Date into a segregated account maintained or controlled by the applicable Trustee for the benefit of such Series (each a "Certificate Account"). An Administrative Agent, if any is appointed pursuant to the applicable Prospectus Supplement, will direct the Trustee, and otherwise the Trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and certain Credit Support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the Certificates of such Series (and Classes within such Series), all in the manner and priorities described in the related Prospectus Supplement. The applicable Prospectus Supplement will specify the collection periods, if applicable, and Distribution Dates for a given Series of Certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. There can be no assurance that amounts received from the Deposited Assets and any Credit Support obtained for the benefit of Certificateholders for a particular Series or Class of Certificates over a specified period will be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such Certificates. The applicable Prospectus Supplement will also set forth the manner and priority by which any Realized Losses will be allocated among the Classes of any Series of Certificates, if applicable.

         The relative priorities of distributions with respect to collections from the assets of the Trust assigned to Classes of a given Series of Certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable Prospectus Supplement. Moreover, the applicable Prospectus Supplement may specify that the relative distribution priority assigned to each Class of a given Series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such Class for payments of other amounts, such as interest or premium.


                       DESCRIPTION OF THE TRUST AGREEMENT

General

         The following summary of certain provisions of the Trust Agreement and the Certificates do not purport to be complete and such summary is qualified in its entirety by reference to the detailed provisions of the form of Trust Agreement filed as an exhibit to the Registration Statement. Article and section references in parentheses below are to articles and sections in the Trust Agreement. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

Assignment of Deposited Assets

         At the time of issuance of any Series of Certificates, the Depositor will cause the Underlying Securities to be included in the related Trust, and any other Deposited Asset specified in the Prospectus Supplement, to be assigned to the related Trustee, together with all principal, premium (if any) and interest received by or on behalf of the Depositor on or with respect to such Deposited Assets after the cut-off date specified in the Prospectus Supplement (the "Cut-off Date"), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest (Section 2.01). The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for certain assets to be deposited in the Trust (Section 2.05). Each Deposited Asset will be identified in a schedule appearing as an exhibit to the Trust Agreement. Such schedule will include certain statistical information with respect to each Underlying Security and each other Deposited Asset as of the Cut-off Date, and in the event any Underlying Security represents ten percent or more of the total Underlying Securities with respect to any Series of Certificates ("Concentrated Underlying Securities"), such schedule will include, to the extent applicable, information regarding the payment terms thereof, the Retained Interest, if any, with respect thereto, the maturity or terms thereof, the rating, if any, thereof and certain other information with respect thereto.

         In addition, the Depositor will, with respect to each Deposited Asset, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the Trustee. The Trustee (or such custodian) will review such documents upon receipt thereof or within such period as is permitted in the Prospectus Supplement, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders (Sections 2.01 and 2.02).

         With respect to certain types of Deposited Assets specified in the applicable Prospectus Supplement if and to the extent provided therein, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Administrative Agent, if any, and the Depositor, and the Administrative Agent, if any, and otherwise the Trustee shall immediately notify the relevant person who sold the applicable Deposited Asset to the Depositor (a "Deposited Asset Provider"). If and to the extent specified in the applicable Prospectus Supplement, if the Deposited Asset Provider cannot cure such omission or defect within 60 days after receipt of such notice, the Deposited Asset Provider will be obligated, within 90 days of receipt of such notice, to repurchase the related Deposited Asset from the Trustee at the Purchase Price (as defined below) or provide a substitute for such Deposited Asset. There can be no assurance that a Deposited Asset Provider will fulfill this repurchase or substitution obligation. Although the Administrative Agent, if any, or otherwise the Trustee is obligated to use its best efforts to enforce such obligation, neither such Administrative Agent nor the Depositor will be obligated to repurchase or substitute for such Deposited Asset if the Deposited Asset Provider defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, when applicable, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, or failure to provide, a constituent document (Section 3.07).

         Each of the Depositor and the Administrative Agent, if any, will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Trust Agreement. Upon a breach of any such representation of the Depositor or any such Administrative Agent, as the case may be, which materially and adversely affects the interests of the Certificateholders, the Depositor or any such Administrative Agent, respectively, will be obligated to cure the breach in all material respects (Section 2.04).

Collection and Other Administrative Procedures

         General. With respect to any Series of Certificates, the Trustee or such other person specified in the Prospectus Supplement directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets and will follow or cause to be followed such collection procedures, if any, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the Trust Agreement and any related instrument governing any Credit Support (collectively, the "Credit Support Instruments") and provided that, except as otherwise expressly set forth in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

         Sub-Administration. Any Trustee or Administrative Agent may delegate its obligations in respect of the Deposited Assets to third parties they deem qualified to perform such obligations (each, a "Sub-Administrative Agent"), but the Trustee or Administrative Agent will remain obligated with respect to such obligations under the Trust Agreement. Each Sub-Administrative Agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the Trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect thereto all as and to the extent provided in the applicable Sub-Administration Agreement (as defined below).

         The agreement between any Administrative Agent or Trustee and a Sub-Administrative Agent (a "Sub- Administration Agreement") will be consistent with the terms of the Trust Agreement and such assignment to the Sub-Administrator by itself will not result in a withdrawal or downgrading of the rating of any Class of Certificates issued pursuant to the Trust Agreement. With respect to any Sub-Administrative Agreement between an Administrative Agent and a Sub-Administrative Agent, although each such Sub-Administration Agreement will be a contract solely between such Administrative Agent and the Sub-Administrative Agent, the Trust Agreement pursuant to which a Series of Certificates is issued will provide that, if for any reason such Administrative Agent for such Series of Certificates is no longer acting in such capacity, the Trustee or any successor Administrative Agent must recognize the Sub-Administrative Agent's rights and obligations under such Sub-Administration Agreement.

         The Administrative Agent or Trustee, as applicable, will be solely liable for all fees owed by it to any Sub-Administrative Agent, irrespective of whether the compensation of the Administrative Agent or Trustee, as applicable, pursuant to the Trust Agreement with respect to the particular Series of Certificates is sufficient to pay such fees. However, a Sub-Administrative Agent may be entitled to a Retained Interest in certain Deposited Assets to the extent provided in the related Prospectus Supplement. Each Sub-Administrative Agent will be reimbursed by the Administrative Agent, if any, or otherwise the Trustee for certain expenditures which it makes, generally to the same extent the Administrative Agent or Trustee, as applicable, would be reimbursed under the terms of the Trust Agreement relating to such Series. See "--Retained Interest; Administrative Agent Compensation and Payment of Expenses."

         The Administrative Agent or Trustee, as applicable, may require any Sub-Administrative Agent to agree to indemnify the Administrative Agent or Trustee, as applicable, for any liability or obligation sustained by the Administrative Agent or Trustee, as applicable, in connection with any act or failure to act by the Sub- Administrative Agent.

         Realization upon Defaulted Deposited Assets. Unless otherwise specified in the applicable Prospectus Supplement, as administrator with respect to the Deposited Assets, the Trustee, on behalf of the Certificateholders of a given Series (or any Class or Classes within such Series), will present claims under each applicable Credit Support Instrument, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the Trustee or Administrative Agent under any Credit Support Instrument are to be deposited in the Certificate Account for the related Trust, subject to withdrawal as described above.

         Unless otherwise provided in the applicable Prospectus Supplement, if recovery on a defaulted Deposited Asset and any related Credit Support Instrument is not available, the Trustee will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Deposited Asset (Section 3.07), provided that, except as otherwise expressly provided in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued but unpaid thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the Administrative Agent and the Trustee, as applicable, in connection with such proceedings to the extent reimbursable from the assets of the Trust under the Trust Agreement, the Trust will realize a loss in the amount of such difference (Section 3.07). Only if and to the extent provided in the applicable Prospectus Supplement, the Administrative Agent or Trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to Certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

Retained Interest; Administrative Agent Compensation and Payment of Expenses

         The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner thereof. If so provided, the Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the Trust Agreement. A Retained Interest in a Deposited Asset represents a specified interest therein. Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable Certificate Account or become a part of the related Trust. Unless otherwise provided in the applicable Prospectus Supplement, any partial recovery of interest on a Deposited Asset, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any) and interest distributions to Certificateholders on a pari passu basis.

         The applicable Prospectus Supplement will specify the Administrative Agent's, if any, and the Trustee's compensation, and the source, manner and priority of payment thereof, with respect to a given Series of Certificates.

         If and to the extent specified in the applicable Prospectus Supplement, in addition to amounts payable to any Sub-Administrative Agent, the Administrative Agent, if any; and otherwise the Trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the Trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement (Section 3.11).

Advances in Respect of Delinquencies


         Unless otherwise specified in the applicable Prospectus Supplement, the Administrative Agent, if any, specified therein or the Trustee will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the Certificateholders of the related Series of Certificates. However, to the extent provided in the applicable Prospectus Supplement, any such Administrative Agent or the Trustee will advance on or before each Distribution Date its own funds or funds held in the Certificate Account for such Series that are not part of the funds available for distribution for such Distribution Date, in an amount equal to the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period (as defined in the related Prospectus Supplement) and were delinquent on the related Determination Date, subject to (i) any such Administrative Agent's or Trustee's good faith determination that such advances will be reimbursable from

Related Proceeds (as defined below) and (ii) such other conditions as may be specified in the Prospectus Supplement.

         Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of an Administrative Agent's or Trustee's funds, if any, will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of Credit Support) for such Series with respect to which such advances were made (as to any Deposited Assets, "Related Proceeds"); provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account for such Series to the extent that such Administrative Agent or Trustee shall determine, in its sole judgment, that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds. If advances have been made by such Administrative Agent or Trustee from excess funds in the Certificate Account for any Series, such Administrative Agent or Trustee will replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date (Section 4.04). If so specified in the related Prospectus Supplement, the obligations, if any, of an Administrative Agent or Trustee to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

Certain Matters Regarding the Administrative Agent and the Depositor

         An Administrative Agent, if any, for each Series of Certificates under the Trust Agreement will be named in the related Prospectus Supplement. The entity serving as Administrative Agent for any such Series may be the Trustee, the Depositor, an affiliate of either thereof, the Deposited Asset Provider or any third party and may have other normal business relationships with the Trustee, the Depositor, their affiliates or the Deposited Asset Provider.

         The Trust Agreement will provide that an Administrative Agent, if any, may resign from its obligations and duties under the Trust Agreement with respect to any Series of Certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any Class of Certificates of such Series or upon a determination that its duties under the Trust Agreement with respect to such Series are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the Administrative Agent's obligations and duties under the Trust Agreement with respect to such Series.

         The Trust Agreement will further provide that neither such an Administrative Agent, if any, the Depositor, nor any director, officer, employee, or agent or the Administrative Agent or the Depositor will incur any liability to the related Trust or Certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Administrative Agent, the Depositor, nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Trust Agreement will further provide that, unless otherwise provided in the applicable series supplement thereto, such an Administrative Agent, the Depositor and any director, officer, employee or agent of the Administrative Agent or the Depositor will be entitled to indemnification by the related Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Trust Agreement will provide that neither such an Administrative Agent nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the Trust Agreement or which in its opinion may involve it in any expense or liability. Each of such Administrative Agent or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder (Section 6.02). The applicable Prospectus Supplement will describe how such legal expenses and costs of such action and any liability resulting therefrom will be allocated.

         Any person into which an Administrative Agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an Administrative Agent is a part, or any person succeeding to the business of an Administrative Agent, will be the successor of the Administrative Agent under the Trust Agreement with respect to the Certificates of any given Series.

Administrative Agent Termination Events;
Rights Upon Administrative Agent Termination Event

         Unless otherwise provided in the related Prospectus Supplement, "Administrative Agent Termination Events," if applicable, under the Trust Agreement with respect to any given Series of Certificates will consist of the following: (i) any failure by an Administrative Agent to remit to the Trustee any funds in respect of collections on the Deposited Assets and Credit Support, if any, as required under the Trust Agreement, that continues unremedied for five days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Depositor, or to the Administrative Agent, the Depositor and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights (as defined below); (ii) any failure by an Administrative Agent duly to observe or perform in any material respect any of its other covenants or obligations under the Trust Agreement with respect to such Series which continues unremedied for thirty days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Depositor, or to the Administrative Agent, the Depositor and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an Administrative Agent indicating its insolvency or inability to pay its obligations. Any additional Administrative Agent Termination Events with respect to any given Series of Certificates will be set forth in the applicable Prospectus Supplement. In addition, the applicable Prospectus Supplement and the related series supplement to the Trust Agreement will specify as to each matter requiring the vote of holders of Certificates of a Class or group of Classes within a given Series, the circumstances and manner in which the Required Percentage (as defined below) applicable to each such matter is calculated. "Required Percentage" means with respect to any matter requiring a vote of holders of Certificates of a given Series, the specified percentage (computed on the basis of outstanding Certificate Principal Balance or Notional Amount, as applicable) of Certificates of a designated Class or group of Classes within such Series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable Prospectus Supplement and the related series supplement to the Trust Agreement. "Voting Rights" evidenced by any Certificate will be the portion of the voting rights of all the Certificates in the related Series allocated in the manner described in the related Prospectus Supplement (Article I).

         Unless otherwise specified in the applicable Prospectus Supplement, so long as an Administrative Agent Termination Event, if applicable, under the Trust Agreement with respect to a given Series of Certificates remains unremedied, the Depositor or the Trustee may, and at the direction of holders of such Certificates evidencing not less than the "Required Percentage--Administrative Agent Termination" (as defined in the Prospectus Supplement, if applicable) of the Voting Rights, the Trustee will, terminate all the rights and obligations of such Administrative Agent under the Trust Agreement relating to the applicable Trust and in and to the related Deposited Assets (other than any Retained Interest of such Administrative Agent), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of such Administrative Agent under the Trust Agreement with respect to such Series (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable to act, it may or, at the written request of the holders of such Certificates evidencing not less than the "Required Percentage--Administrative Agent Termination" of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of, an administration agent acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such Administrative Agent under the Trust Agreement with respect to such Series. Pending such appointment, the Trustee is obligated to act in such capacity (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated). The Trustee and any such successor may agree upon the compensation be paid to such successor, which in no event may be greater than the compensation payable to such Administrative Agent under the Trust Agreement with respect to such Series.

         No Certificateholder will have the right under the Trust Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of breach and unless the holders of Certificates evidencing not less than the "Required Percentage--Remedies" (as defined in the Prospectus Supplement) of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for fifteen days has neglected or refused to institute any such proceeding (Section 10.02). The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by the Trust Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby (Section 10.02).

Modification and Waiver

         Unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement for each Series of Certificates may be amended by the Depositor and the Trustee with respect to such Series, without notice to or consent of the Certificateholders, for certain purposes including (i) to cure any ambiguity,
(ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement, (iii) to add or supplement any Credit Support for the benefit of any Certificateholders (provided that if any such addition affects any series or class of Certificateholders differently than any other series or class of Certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of Certificateholders), (iv) to add to the covenants, restrictions or obligations of the Depositor, the Administrative Agent, if any, or the Trustee for the benefit of the Certificateholders, (v) to add, change or eliminate any other provisions with respect to matters or questions arising under such Trust Agreement so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the Trust or result in a sale or exchange of any Certificate for tax purposes and (y) the Trustee has received written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to qualify, reduce or withdraw the then current rating thereof, or (vi) to comply with any requirements imposed by the Code. Without limiting the generality of the foregoing, unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement may also be modified or amended from time to time by the Depositor, and the Trustee, with the consent of the holders of Certificates evidencing not less than the "Required Percentage--Amendment" (as defined in the Prospectus Supplement) of the Voting Rights of those Certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such Certificateholders; provided, however, that in the event such modification or amendment would materially adversely affect the rating of any Series or Class by each Rating Agency, the "Required Percentage--Amendment" specified in the related series supplement to the Trust Agreement shall include an additional specified percentage of the Certificates of such Series or Class.

         Except as otherwise set forth in the applicable Prospectus Supplement, no such modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any Certificate without the consent of the holder of such Certificate or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Certificates covered by the Trust Agreement then outstanding.

         Unless otherwise specified in the applicable Prospectus Supplement, holders of Certificates evidencing not less than the "Required Percentage--Waiver" (as defined in the Prospectus Supplement) of the Voting Rights of a given Series may, on behalf of all Certificateholders of that Series, (i) waive, insofar as that Series is concerned, compliance by the Depositor, the Trustee or the Administrative Agent, if any, with certain restrictive provisions, if any, of the Trust Agreement before the time for such compliance and (ii) waive any past default under the Trust Agreement with respect to Certificates of that Series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Certificate affected thereby (Section 5.20).

Reports to Certificateholders; Notices

         Reports to Certificateholders. Unless otherwise provided in the applicable Prospectus Supplement, with each distribution to Certificateholders of any Class of Certificates of a given Series, the Administrative Agent or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such Certificateholder, to the Depositor and to such other parties as may be specified in the Trust Agreement, a statement setting forth:

                  (i) the amount of such distribution to Certificateholders of such Class allocable to principal of or interest or premium, if any, on the Certificates of such Class; and the amount of aggregate unpaid interest as of such Distribution Date;

                  (ii) in the case of Certificates with a Variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified herein and in the related Prospectus Supplement;

                  (iii) the amount of compensation received by the Administrative Agent, if any, and the Trustee for the period relating to such Distribution Date, and such other customary information as the Administrative Agent, if any, or otherwise the Trustee deems necessary or desirable to enable Certificateholders to prepare their tax returns;

                  (iv) if the Prospectus Supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

                  (v) the aggregate stated principal amount or, if applicable, notional principal amount of the Deposited Assets and the current interest rate thereon at the close of business on such Distribution Date;

                  (vi) the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each Class of Certificates (including any Class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise; and

                  (vii) as to any Series (or Class within such Series) for which Credit Support has been obtained, the amount of coverage of each element of Credit Support included therein as of the close of business on such Distribution Date.

         In the case of information furnished pursuant to subclauses (i) and
(iii) above, the amounts shall be expressed as a U.S. dollar amount (or equivalent thereof in any other Specified Currency) per minimum denomination of Certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the Administrative Agent or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in subclauses (i) and (iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Administrative Agent or the Trustee, as applicable, shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Administrative Agent or the Trustee, as applicable, pursuant to any requirements of the Code as are from time to time in effect (Section 4.03).

         Notices. Unless otherwise provided in the applicable Prospectus Supplement, any notice required to be given to a holder of a Registered Certificate will be mailed to the last address of such holder set forth in the applicable Certificate register. Any notice required to be given to a holder of a Bearer Certificate will be published in a daily morning newspaper of general circulation in the city or cities specified in the Prospectus Supplement relating to such Bearer Certificate.

Evidence as to Compliance

         If so specified in the applicable Prospectus Supplement, the Trust Agreement will provide that commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Prospectus Supplement, which date shall not be more than one year after the related Original Issue Date) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the Trust Agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report.

         The Trust Agreement may also provide for delivery to the Depositor, the Administrative Agent, if any, and the Trustee on behalf of the Certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the Trustee to the effect that the Trustee has fulfilled its obligations under the Trust Agreement throughout the preceding year with respect to any Series of Certificates.

         Copies of the annual accountants' statement, if any, and the statement of officers of the Trustee may be obtained by Certificateholders without charge upon written request to either the Administrative Agent or the Trustee, as applicable, at the address set forth in the related Prospectus Supplement.

Replacement Certificates

         Unless otherwise provided in the applicable Prospectus Supplement, if a Certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable Trustee in the City and State of New York (in the case of Registered Certificates) or at the principal London office of the applicable Trustee (in the case of Bearer Certificates), or such other location as may be specified in the applicable Prospectus Supplement, upon payment by the holder of such expenses as may be incurred by the applicable

Trustee in connection therewith and the furnishing of such evidence and indemnity as such Trustee may require. Mutilated Certificates must be surrendered before new Certificates will be issued (Section 5.05).

Termination

         The obligations created by the Trust Agreement for each Series of Certificates will terminate upon the payment to Certificateholders of that Series of all amounts held in the related Certificate Account or by an Administrative Agent, if any, and required to be paid to them pursuant to the Trust Agreement following the earlier of (i) the final payment or other liquidation of the last Deposited Asset subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset and (ii) the purchase of all the assets of the Trust by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will any trust created by the Trust Agreement continue beyond the respective date specified in the related Prospectus Supplement. Written notice of termination of the obligations with respect to the related Series of Certificates under the Trust Agreement will be provided as set forth above under "--Reports to Certificateholders; Notices--Notices," and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination (Section 9.01).

         Any such purchase of Deposited Assets and property acquired in respect of Deposited Assets evidenced by a Series of Certificates shall be made at a price approximately equal to the aggregate fair market value of all the assets in the Trust (as determined by the Trustee, the Administrative Agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable Prospectus Supplement, a specified price as determined therein (such price, a "Purchase Price"). The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Deposited Assets for such Series at the time of purchase being less than the percentage of the aggregate principal balance of the Deposited Assets at the Cut-off Date for that Series specified in the related Prospectus Supplement (Section 9.01).

Duties of the Trustee

         The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates of any Series or any Deposited Asset or

related document and is not accountable for the use or application by or on behalf of any Administrative Agent of any funds paid to such Administrative Agent or its designee in respect of such Certificates or the Deposited Assets, or deposited into or withdrawn from the related Certificate Account or any other account by or on behalf of such Administrative Agent (Section 7.04). If no Administrative Agent Termination Event has occurred and is continuing with respect to any given Series, the Trustee is required to perform only those duties specifically required under the Trust Agreement with respect to such Series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement (Section 7.01).

The Trustee

         The Trustee for any given Series of Certificates under the Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee will be unaffiliated with, but may have normal banking relationships with, the Depositor, any Administrative Agent and their respective affiliates.

                 LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES

         In compliance with United States Federal income tax laws and regulations, the Depositor and any underwriter, agent or dealer participating in the offering of any Bearer Certificate will agree that, in connection with the original issuance of such Bearer Certificate and during the period ending 40 days after the issue of such Bearer Certificate, they will not offer, sell or deliver such Bearer Certificate, directly or indirectly, to a U.S. Person (as defined below) or to any person within the United States, except to the extent permitted under U.S.
Treasury regulations.

         Bearer Certificates will bear a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds Bearer Certificates will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such Bearer Certificates.

         As used herein, "United States" means the United States of America and its possessions, and "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

         Pending the availability of a definitive Global Security or individual

Bearer Certificates, as the case may be, Certificates that are issuable as Bearer Certificates may initially be represented by a single temporary Global Security, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), and Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") for credit to the accounts designated by or on behalf of the purchasers thereof. Following the availability of a definitive Global Security in bearer form, without coupons attached, or individual Bearer Certificates and subject to any further limitations described in the applicable Prospectus Supplement, the temporary Global Security will be exchangeable for interests in such definitive Global Security or for such individual Bearer Certificates, respectively, only upon receipt of a "Certificate of Non-U.S. Beneficial Ownership." A "Certificate of Non-U.S. Beneficial Ownership" is a certificate to the effect that a beneficial interest in a temporary Global Security is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. No Bearer Certificate will be delivered in or to the United States. If so specified in the applicable Prospectus Supplement, interest on a temporary Global Security will be distributed to each of Euroclear and CEDEL with respect to that portion of such temporary Global Security held for its account, but only upon receipt as of the relevant Distribution Date of a Certificate of Non-U.S. Beneficial Ownership.


CURRENCY RISKS

Exchange Rates and Exchange Controls

         An investment in a Certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Certificate. Depreciation of the Specified Currency for a Certificate against the U.S. dollar would result in a decrease in the effective yield of such Certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

         Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making distributions in respect of Certificates denominated in such currency. At present, the Depositor has identified the following currencies in which distributions of principal, premium and interest on Certificates may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and ECU. However, Certificates distributable with Specified Currencies other than those listed may be issued at any time. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Certificate, the currency in which amounts then due to be distributed in respect of such Certificate are distributable would not be available. In that event, such payments will be made in the manner set forth above under "Description of Certificates--General" or as otherwise specified in the applicable Prospectus Supplement.

         PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

         The information set forth in this Prospectus is directed to prospective purchasers of Certificates who are United States residents. The applicable Prospectus Supplement for certain issuances of Certificates may set forth certain information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, such Certificates.

         Any Prospectus Supplement relating to Certificates having a Specified Currency other than U.S. dollars will contain information concerning historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency.

Payment Currency

         Except as set forth below or unless otherwise provided in the applicable Prospectus Supplement, if distributions in respect of a Certificate are required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Depositor's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such Certificate shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable Prospectus Supplement.

         If distribution in respect of a Certificate is required to be made in ECU and ECU is no longer used in the European Monetary System, then all distributions in respect of such Certificate shall be made in U.S. dollars until

ECU is again so used. The amount of each distribution in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such distribution is to be made.

         The equivalent of the ECU in U.S. dollars as of any date (the "Day of Valuation") shall be determined for the Certificates of any Series and Class by the applicable Trustee on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by such Trustee on the basis of the most recently available Market Exchange Rates for such Components or as otherwise indicated in the applicable Prospectus Supplement.

         If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

         All determinations referred to above made by the applicable Trustee shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the related Certificateholders of such Series.

Foreign Currency Judgments

         Unless otherwise specified in the applicable Prospectus Supplement, the Certificates will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.


                              PLAN OF DISTRIBUTION


         Certificates may be offered in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers or (iii) through agents. The applicable Prospectus Supplement will set forth the terms of the offering of any Series of Certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of such Certificates and the proceeds to the Depositor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Certificates may be listed, any restrictions on the sale and delivery of Certificates in bearer form and the place and time of delivery of the Certificates to be offered thereby.

         If underwriters are used in the sale, Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include Lehman Brothers Inc., an affiliate of the Depositor. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Certificates, if any, of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         Certificates may also be sold through agents designated by the Depositor from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Depositor to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

         If so indicated in the applicable Prospectus Supplement, the Depositor will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Certificates at the public offering price described in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

         Any underwriters, dealers or agents participating in the distribution of Certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the

Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Depositor or its affiliates in the ordinary course of business.

         Lehman Brothers Inc. is an affiliate of the Depositor. Lehman Brothers Inc.'s participation in the offer and sale of Certificates complies with the requirements of Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

         As to each Series of Certificates, only those Classes rated in one of the investment grade rating categories by a Rating Agency will be offered hereby. Any unrated Classes or Classes rated below investment grade may be retained by the Depositor or sold at any time to one or more purchasers.

         Affiliates of the underwriters may act as agents or underwriters in connection with the sale of the Certificates. Any affiliate of the underwriters so acting will be named, and its affiliation with the Underwriters described, in the related Prospectus Supplement. Also, affiliates of the underwriters may act as principals or agents in connection with market-making transactions relating to the Certificates.


                                 LEGAL OPINIONS

         Certain legal matters with respect to the Certificates will be passed upon for the Depositor and the underwriters by Weil, Gotshal & Manges LLP, New York, New York or other counsel identified in the applicable Prospectus Supplement.

            ------------------------------------------------------
            ------------------------------------------------------

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED
BY THE DEPOSITOR OR LEHMAN BROTHERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE
TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER
TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND
THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS
OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                             ---------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                   ----
              PROSPECTUS SUPPLEMENT
Summary...........................................  S-3
Risk Factors...................................... S-11
The Trust......................................... S-12
Description of the Underlying Securities.......... S-12
Description of the Certificates................... S-21
The Depositor..................................... S-27
Description of the Trust Agreement................ S-27
The Market Agent Agreement........................ S-30
Certain Federal Income Tax Consequences........... S-30
ERISA Considerations.............................. S-33
Method of Distribution............................ S-35
Legal Matters..................................... S-35
Ratings........................................... S-35
Index of Defined Terms............................ S-36

                    PROSPECTUS
Prospectus Supplement.............................    2
Available Information.............................    2
Incorporation of Certain Documents by Reference...    3
Reports to Certificateholders.....................    3
Important Currency Information....................    3
Risk Factors......................................    4
The Depositor.....................................    5
Use of Proceeds...................................    6
Formation of the Trust............................    6
Maturity and Yield Considerations.................    7

Description of Certificates.......................    8
Description of Deposited Assets and Credit
  Support.........................................   22
Description of the Trust Agreement................   28
Limitations on Issuance of Bearer Certificates....   38
Currency Risks....................................   38
Plan of Distribution..............................   40
Legal Opinions....................................   41

                                  $25,000,000

                                   CORPORATE
                                  BOND-BACKED
                                 CERTIFICATES,
                               SERIES 1998-NSC-1

                             (UNDERLYING SECURITIES
                              WILL BE 7.90% NOTES
                           DUE MAY 15, 2097 ISSUED BY
                         NORFOLK SOUTHERN CORPORATION)

                             LEHMAN ABS CORPORATION
                                  (DEPOSITOR)

                   ------------------------------------------
                             PROSPECTUS SUPPLEMENT
                               FEBRUARY 24, 1998
                 ---------------------------------------------

                                LEHMAN BROTHERS

            ------------------------------------------------------
            ------------------------------------------------------